Exhibit 3

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of WPP plc

We have audited the accompanying consolidated balance sheets of WPP Group plc and subsidiaries (the “Company”) as at 31 December 2007 and 2006, and the related consolidated income statements, consolidated statements of recognised income and expense and consolidated cash flow statements for each of the three years in the period ended 31 December 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of WPP Group plc and subsidiaries as at 31 December 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended 31 December 2007, in conformity with International Financial Reporting Standards (“IFRS”) as adopted for use in the European Union and IFRS as issued by the International Accounting Standards Board (“IASB”).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as at 31 December 2007, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated 9 June 2008 expressed an unqualified opinion on the Company’s internal control over financial reporting.

Deloitte LLP

London, England

9 June 2008

(March 27, 2009 for the guarantor structure change described in the condensed consolidating financial information.)

Our 2007 financial statements

Accounting policies

The consolidated financial statements of WPP Group plc (the Group) for the year ended 31 December 2007 have been prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union as they apply to the financial statements of the Group for the year ended 31 December 2007.

The Group’s financial statements are also prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis of preparation

The financial statements have been prepared under the historical cost convention, except for the revaluation of certain financial instruments. The principal accounting policies are set out below.

Basis of consolidation

The consolidated financial statements include the results of the Company and all its subsidiary undertakings made up to the same accounting date. All intra-Group balances, transactions, income and expenses are eliminated in full on consolidation. The results of subsidiary undertakings acquired or disposed of during the period are included or excluded from the income statement from the effective date of acquisition or disposal.

Goodwill and other intangible assets

Intangible assets comprise goodwill, certain acquired separable corporate brand names, customer relationships and capitalised computer software not integral to a related item of hardware.

Goodwill represents the excess of fair value attributed to investments in businesses or subsidiary undertakings over the fair value of the underlying net assets, including intangible assets, at the date of their acquisition. Acquisitions complement and give rise to synergies with our existing portfolio of businesses, and bring skilled staff to deliver services to our clients. Goodwill arising on acquisitions before the date of transition to IFRS (1 January 2004) has been retained at the previous UK GAAP amounts subject to being tested for impairment. Goodwill written off to reserves under UK GAAP prior to 1998 has not been reinstated and is not included in determining any subsequent profit or loss on disposal.

The Group has taken the option as permitted by IFRS 1 (First-Time Adoption of IFRS) to apply IAS 21 (The Effects of Changes in Foreign Exchange Rates) retrospectively to fair value adjustments and goodwill arising in all business combinations that occurred before the date of transition to IFRS.

Goodwill impairment reviews are undertaken annually or more frequently if events or changes in circumstances indicate a potential impairment. The carrying value of goodwill is compared to the net present value of future cash flows derived from the underlying assets using a projection period of up to five years for each cash-generating unit. After the projection period a steady or declining growth rate representing an appropriate long-term growth rate for the industry is applied. Any impairment is recognised immediately as an expense and is not subsequently reversed.

Corporate brand names acquired as part of acquisitions of businesses are capitalised separately from goodwill as intangible assets if their value can be measured reliably on initial recognition and it is probable that the expected future economic benefits that are attributable to the asset will flow to the Group.

Certain corporate brands of the Group are considered to have an indefinite economic life because of the institutional nature of the corporate brand names, their proven ability to maintain market leadership and profitable operations over long periods of time and the Group’s commitment to develop and enhance their value. The carrying value of these intangible assets is reviewed at least annually for impairment and adjusted to the recoverable amount if required.

Amortisation is provided at rates calculated to write off the cost less estimated residual value of each asset on a straight-line basis over its estimated useful life as follows:

Acquired intangibles

•	Brand names – 10-20 years

•	Customer related intangibles – 3-10 years

•	Other proprietary tools – 3-10 years

•	Other (including capitalised computer software) – 3-5 years

Contingent consideration

Future anticipated payments to vendors in respect of contingent consideration (earnouts) are based on

Accounting policies (continued)

the directors’ best estimates of future obligations, which are dependent on the future performance of the interests acquired and assume the operating companies improve profits in line with directors’ estimates. When earnouts are to be settled by cash consideration, the fair value of the consideration is obtained by discounting to present value the amounts expected to be payable in the future. The resulting interest charge is included within finance costs.

Property, plant and equipment

Property, plant and equipment are shown at cost less accumulated depreciation and any provision for impairment with the exception of freehold land which is not depreciated. The Group assesses the carrying value of its property, plant and equipment to determine if any impairment has occurred.

Where this indicates that an asset may be impaired, the Group applies the requirements of IAS 36 in assessing the carrying amount of the assets. This process includes comparing its recoverable amount with its carrying value. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset on a straight-line basis over its estimated useful life, as follows:

•	Freehold buildings – 50 years

•	Leasehold land and buildings – over the term of the lease or life of the asset, if shorter

•	Fixtures, fittings and equipment – 3-10 years

•	Computer equipment – 3-5 years

Interests in associates and joint ventures

The Group’s share of the profits less losses of associate undertakings net of tax, interest and minority interest is included in the consolidated income statement and the Group’s share of net assets is shown within interests in associates in the consolidated balance sheet. The Group’s share of the profits less losses and net assets is based on current information produced by the undertakings, adjusted to conform with the accounting policies of the Group.

The Group assesses the carrying value of its associate undertakings to determine if any impairment has occurred. Where this indicates that an investment may be impaired, the Group applies the requirements of IAS 36 in assessing the carrying amount of the investment. This process includes comparing its recoverable amount with its carrying value.

The Group accounts for joint venture investments under the equity method which is consistent with the Group’s treatment of associates.

Other investments

Other investments are designated as ‘available for sale’ and are shown at fair value with any movements in fair value taken to equity.

On disposal of the security the cumulative gain or loss previously recognised in equity is included in the profit or loss for the year. Impairment losses recognised in profit or loss for equity investments classified as ‘available for sale’ are not subsequently reversed through profit or loss.

Inventory and work in progress

Work in progress is valued at cost, which includes outlays incurred on behalf of clients and an appropriate proportion of directly attributable costs and overheads on incomplete assignments. Provision is made for irrecoverable costs where appropriate. Inventory is stated at the lower of cost and net realisable value.

Trade receivables

Trade receivables are stated net of provisions for bad and doubtful debts.

Foreign currency and interest rate hedging

The Group’s policy on Interest Rate and Foreign Exchange Rate Management sets out the instruments and methods available to hedge interest and currency risk exposures and the control procedures in place to ensure effectiveness.

The Group uses derivative financial instruments to reduce exposure to foreign exchange risk and interest rate movements. The Group does not hold or issue derivative financial instruments for speculative purposes.

Derivatives are initially recognised at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at each balance sheet date. The resulting gain or loss is recognised in profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in which event the timing of

Accounting policies (continued)

the recognition in profit or loss depends on the nature of the hedge relationship.

At the inception of the hedge relationship the entity documents the relationship between the hedging instrument and hedged item, along with its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, at the inception of the hedge and on an ongoing basis, the Group documents whether the hedging instrument that is used in a hedging relationship is highly effective in offsetting changes in fair values or cash flows of the hedged item.

Note 25 contains details of the fair values of the derivative instruments used for hedging purposes.

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in profit or loss immediately, together with any changes in the fair value of the hedged item that is attributable to the hedged risk.

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow or net investment hedges is deferred in equity. The gain or loss relating to the ineffective portion is recognised immediately in profit or loss. Amounts deferred in equity are recycled in profit or loss in the periods when the hedged item is recognised in profit or loss. However, when the forecast transaction that is hedged results in the recognition of a non-financial asset or a non-financial liability, the gains and losses previously deferred in equity are transferred from equity and included in the initial measurement of the cost of the asset or liability.

Hedge accounting is discontinued when the hedging instrument expires or is sold, terminated, or exercised, or no longer qualifies for hedge accounting. At that time, any cumulative gain or loss on the hedging instrument recognised in equity is retained in equity until the forecast transaction occurs. If a hedged transaction is no longer expected to occur, the net cumulative gain or loss recognised in equity is transferred to net profit or loss for the period.

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives when their risks and characteristics are not closely related to those of host contracts and the host contracts are not carried at fair value with unrealised gains or losses reported in the income statement.

Liabilities in respect of option agreements

Option agreements that allow the Group’s equity partners to require the Group to purchase a minority interest are treated as derivatives over equity instruments and are recorded in the balance sheet at fair value and the valuation is remeasured at each period end. Fair value is based on the present value of expected cash outflows and the movement in the fair value is recognised as income or expense within finance costs in the income statement.

Derecognition of financial liabilities

In accordance with IAS 39, a financial liability of the Group is only released to the income statement when the underlying legal obligation is extinguished.

Convertible debt

Convertible debt is assessed according to the substance of the contractual arrangements and is classified into liability and equity elements on the basis of the initial fair value of the liability element. The difference between this figure and the cash received is classified as equity.

The income statement charge for the finance cost will be spread evenly over the term of the convertible debt so that at redemption the liability equals the redemption value.

Bank borrowings

Other interest-bearing bank loans and overdrafts are recorded at the proceeds received, net of direct issue costs.

Borrowing costs

Finance costs of borrowing are recognised in the income statement over the term of those borrowings.

Revenue recognition

Revenue comprises commission and fees earned in respect of amounts billed. Direct costs include fees paid to external suppliers where they are retained to perform part or all of a specific project for a client and the resulting expenditure is directly attributable to the revenue earned. Revenue is stated exclusive of VAT, sales taxes and trade discounts.

Accounting policies (continued)

Advertising and Media Investment Management

Revenue is typically derived from commissions on media placements and fees for advertising services. Revenue may consist of various arrangements involving commissions, fees, incentive-based revenue or a combination of the three, as agreed upon with each client.

Revenue is recognised when the service is performed, in accordance with the terms of the contractual arrangement. Incentive-based revenue typically comprises both quantitative and qualitative elements; on the element related to quantitative targets, revenue is recognised when the quantitative targets have been achieved; on the element related to qualitative targets, revenue is recognised when the incentive is received or receivable.

Information, Insight & Consultancy

Revenue recognised in proportion to the level of service performed for market research contracts is based on proportional performance. In assessing contract performance, both input and output criteria are reviewed. Costs incurred are used as an objective input measure of performance. The primary input of all work performed under these arrangements is labour. As a result of the relationship between labour and cost, there is normally a direct relationship between costs incurred and the proportion of the contract performed to date. Costs incurred as a proportion of expected total costs is used as an initial proportional performance measure. This indicative proportional performance measure is subsequently validated against other more subjective criteria (i.e. relevant output measures) such as the percentage of interviews completed, percentage of reports delivered to a client and the achievement of any project milestones stipulated in the contract. In the event of divergence between the objective and more subjective measures, the more subjective measures take precedence since these are output measures.

While most of the studies provided in connection with the Group’s market research contracts are undertaken in response to an individual client’s or group of clients’ specifications, in certain instances a study may be developed as an off-the-shelf product offering sold to a broad client base. For these transactions, revenue is recognised when the product is delivered. Where the terms of transaction provide for licensing the product on a subscription basis, revenue is recognised over the subscription period on a straight-line basis or, if applicable, based on usage.

Substantially all services are provided on a fixed price basis. Pricing may also include a provision for a surcharge where the actual labour hours incurred in completing a project are significantly above the labour hours quoted in the project proposal. In instances where this occurs, the surcharge will be included in the total revenue base on which to measure proportional performance when the actual threshold is reached provided that collectibility is reasonably assured.

Public Relations & Public Affairs and Branding & Identity, Healthcare and Specialist Communications

Revenue is typically derived from retainer fees and services to be performed subject to specific agreement. Revenue is recognised when the service is performed, in accordance with the terms of the contractual arrangement. Revenue is recognised on long-term contracts, if the final outcome can be assessed with reasonable certainty, by including in the income statement revenue and related costs as contract activity progresses.

Taxation

Corporate taxes are payable on taxable profits at current rates. The tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are recognised for all taxable temporary differences unless specifically excepted by IAS 12. Deferred tax assets are recognised to the extent that it is probable that

Accounting policies (continued)

taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill or other assets and liabilities (other than in a business combination) in a transaction that affects neither the tax profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised based on enacted or substantively enacted legislation. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity.

Retirement benefit costs

For defined contribution schemes, contributions are charged to the income statement as payable in respect of the accounting period.

For defined benefit schemes the amounts charged to operating profit are the current service costs and gains and losses on settlements and curtailments. They are included as part of staff costs. Past service costs are recognised immediately in the income statement if the benefits have vested. If the benefits have not vested, the costs are recognised over the period until vesting occurs. The interest cost and the expected return on assets are shown within finance costs and finance income respectively. Actuarial gains and losses are recognised immediately in the Statement of Recognised Income and Expense.

Where defined benefit schemes are funded, the assets of the scheme are held separately from those of the Group, in separate trustee-administered funds. Pension scheme assets are measured at fair value and liabilities are measured on an actuarial basis using the projected unit method and discounted at a rate equivalent to the current rate of return on a high-quality corporate bond of equivalent currency and term to the scheme liabilities. The actuarial valuations are obtained at least triennially and are updated at each balance sheet date.

Recognition of a surplus in the defined benefit schemes is limited based on the economic gain the company is expected to benefit from in the future by means of a refund or reduction in future contributions to the plan, in accordance with IAS 19.

Finance leases

Assets held under finance leases are recognised as assets of the Group at the inception of the lease at the lower of their fair value and the present value of the minimum lease payments. Depreciation on leased assets is charged to the income statement on the same basis as owned assets. Leasing payments are treated as consisting of capital and interest elements and the interest is charged to the income statement as it is incurred.

Operating leases

Operating lease rentals are charged to the income statement on a straight-line basis over the lease term. Any premium or discount on the acquisition of a lease is spread over the life of the lease on a straight-line basis.

Translation of foreign currencies

Foreign currency transactions arising from normal trading activities are recorded at the rates in effect at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the year end are translated at the year-end exchange rate. Foreign currency gains and losses are credited or charged to the income statement as they arise.

The income statements of overseas subsidiary undertakings are translated into pounds sterling at average exchange rates and the year-end net assets of these companies are translated at year-end exchange rates.

Exchange differences arising from retranslation of the opening net assets and on foreign currency borrowings (to the extent that they hedge the Group’s investment in such operations) are

Accounting policies (continued)

reported in the Statement of Recognised Income and Expense.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

Share-based payments

The Group issues equity-settled share-based payments (including share options) to certain employees and accounts for these awards in accordance with IFRS 2 (Share-based payments). Equity-settled share-based payments are measured at fair value (excluding the effect of non market-based vesting conditions) at the date of grant. The Group has used a Black-Scholes valuation model for this purpose.

The fair value determined at the grant date is recognised in the income statement as an expense on a straight-line basis over the relevant vesting period, based on the Group’s estimate of the number of shares that will ultimately vest and adjusted for the effect of non-market-based vesting conditions.

IFRS 2 (Share-based payments) applies to all share-based payments granted since 7 November 2002, but the Group has elected for full retrospective restatement as this better represents the ongoing charge to the income statement.

New IFRS accounting pronouncements

In the current year, the Group has adopted IFRS 7 Financial Instruments: Disclosures which is effective for annual reporting periods beginning on or after 1 January 2007, and the related amendment to IAS 1 Presentation of Financial Statements. The impact of the adoption of IFRS 7 and the changes to IAS 1 has been to expand the disclosures provided in these financial statements regarding the Group’s financial instruments and capital management.

At the date of authorisation of these financial statements, the following Standards and Interpretations, which have not been applied in these financial statements, were in issue but not yet effective:

•	IFRIC 11 IFRS 2: Group and Treasury Share Transactions;

•	IFRIC 12 Service Concession Arrangements;

•	IFRIC 13 Customer Loyalty;

•	IFRIC 14 The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction;

•	IFRS 8 Operating Segments;

•	IAS 1 (revised) Presentation of Financial Statements; and

•	IAS 23 (revised) Borrowing Costs.

The Group does not consider that these Standards and Interpretations will have a significant impact on the financial statements of the Group except for additional disclosures when the relevant standards come into effect for periods commencing on or after 1 January 2008.

In addition, IFRS 3 (revised) Business Combinations and IAS 27 (revised) Consolidated and Separate Financial Statements become effective for the Group in the year ended 31 December 2010. The revisions to these standards will apply to business combinations completed after 1 January 2010. The main changes under the revised standards are:

•	all acquisition-related costs must be recognised as an expense in the period;

•

contingent consideration payable is to be measured at fair value at the acquisition date. Any subsequent movements in the fair value of such consideration as a result of post-acquisition events (such as changes in estimates of earnout consideration) must be recognised as a gain or loss in the income statement;

•	equity interests held prior to control being obtained must be re-measured to fair value at the acquisition date, with any gain or loss recognised in the income statement;

•

increases in ownership interest in a subsidiary that do not result in a change of control are treated as transactions among equity holders and are reported within equity. No gain or loss is recognised on such transactions and goodwill is not re-measured.

The revisions to the standards apply prospectively to business combinations for which

Accounting policies (continued)

the acquisition date is on or after the first annual financial reporting period beginning on or after 1 January 2009. Consequently, the impact that these revised standards will have on the financial statements of the Group will depend on the circumstances of business combinations occurring on or after 1 January 2010.

Critical judgements in applying accounting policies

Management is required to make key decisions and judgements in the process of applying the Group’s accounting policies. The most significant areas where such judgements have been necessary are revenue recognition, goodwill, acquisition reserves, taxation and accounting for pension liabilities. Where judgement has been applied, the key factors taken into consideration are disclosed in the appropriate note in these financial statements.

Consolidated income statement

For the years ended 31 December 2007, 2006, 2005

	Notes	2007 £m		2006 £m		2005 £m
Revenue	2	6,185.9		5,907.8		5,373.7
Direct costs		(335.5)		(296.8)		(241.0)
Gross profit		5,850.4		5,611.0		5,132.7
Operating costs	3	(5,045.7)		(4,869.4)		(4,479.9)
Operating profit	2	804.7		741.6		652.8
Share of results of associates	4	41.4		41.1		33.9
Profit before interest and taxation		846.1		782.7		686.7
Finance income	6	139.4		111.0		87.6
Finance costs	6	(266.1)		(211.7)		(182.3)
Profit before taxation		719.4		682.0		592.0
Taxation	7	(204.3)		(199.4)		(194.0)
Profit for the year		515.1		482.6		398.0

Attributable to:
Equity holders of the parent		465.9		435.8		363.9
Minority interests		49.2		46.8		34.1
		515.1		482.6		398.0

Earnings per share[1]	9
Basic earnings per ordinary share		39.6	p	36.3	p	30.3	p
Diluted earnings per ordinary share		38.0	p	35.2	p	29.7	p

Notes

The accompanying notes form an integral part of this income statement

[1]	The calculations of the Group’s earnings per share are set out in note 9.

Consolidated cash flow statement

For the years ended 31 December 2007, 2006, 2005

	Notes	2007 £m	2006 £m	2005 £m
Net cash inflow from operating activities	11	891.3	661.4	837.5
Investing activities
Acquisitions and disposals	11	(674.8)	(215.6)	(507.7)
Purchases of property, plant and equipment		(151.1)	(167.8)	(160.5)
Purchases of other intangible assets (including capitalised computer software)		(19.7)	(16.7)	(10.8)
Proceeds on disposal of property, plant and equipment		8.3	22.4	6.7
Net cash outflow from investing activities		(837.3)	(377.7)	(672.3)
Financing activities
Share option proceeds		34.8	70.9	20.3
Share repurchases and buy-backs	11	(415.4)	(257.7)	(152.3)
Net increase/(decrease) in borrowings	11	498.9	382.1	(595.2)
Financing and share issue costs		(8.3)	(3.7)	(2.2)
Equity dividends paid		(138.9)	(118.9)	(100.2)
Dividends paid to minority shareholders in subsidiary undertakings		(38.9)	(28.8)	(24.0)
Net cash (outflow)/inflow from financing activities		(67.8)	43.9	(853.6)
Net (decrease)/increase in cash and cash equivalents		(13.8)	327.6	(688.4)
Translation difference		119.2	(50.3)	85.0
Cash and cash equivalents at beginning of year		956.9	679.6	1,283.0
Cash and cash equivalents at end of year	11	1,062.3	956.9	679.6

Note

The accompanying notes form an integral part of this cash flow statement.

Consolidated statement of recognised income and expense

For the years ended 31 December 2007, 2006, 2005

	2007 £m	2006 £m	2005 £m
Profit for the year	515.1	482.6	398.0
Exchange adjustments on foreign currency net investments	71.7	(367.0)	266.1
Gain on revaluation of available for sale investments	108.1	9.5	21.0
Actuarial gain/(loss) on defined benefit pension schemes	27.0	26.0	(16.5)
Deferred tax (charge)/credit on defined benefit pension schemes	(9.9)	5.3	3.6
Net income/(expense) recognised directly in equity	196.9	(326.2)	274.2
Total recognised income and expense relating to the year	712.0	156.4	672.2
Attributable to:
Equity holders of the parent	662.8	109.6	638.1
Minority interests	49.2	46.8	34.1
	712.0	156.4	672.2

Note

The accompanying notes form an integral part of this statement of recognised income and expense.

Consolidated balance sheet

At 31 December 2007, 2006	Notes	2007 £m	2006 £m

Non-current assets
Intangible assets:
Goodwill	12	6,071.7	5,434.5
Other	12	1,154.6	1,115.4
Property, plant and equipment	13	449.6	415.3
Interests in associates	14	540.1	411.4
Other investments	14	268.6	136.5
Deferred tax assets	15	56.0	108.9
Trade and other receivables	17	149.3	110.3
		8,689.9	7,732.3
Current assets
Inventory and work in progress	16	343.9	341.5
Corporate income tax recoverable		37.2	26.5
Trade and other receivables	17	6,140.8	4,931.9
Cash and short-term deposits		2,040.2	1,663.7
		8,562.1	6,963.6
Current liabilities
Trade and other payables	18	(8,248.9)	(6,783.8)
Corporate income tax payable		(70.0)	(39.6)
Bank overdrafts and loans	20	(1,585.9)	(1,260.6)
		(9,904.8)	(8,084.0)
Net current liabilities		(1,342.7)	(1,120.4)
Total assets less current liabilities		7,347.2	6,611.9
Non-current liabilities
Bonds and bank loans	20	(1,740.0)	(1,217.7)
Trade and other payables	19	(460.4)	(331.9)
Corporate income tax liability		(336.2)	(383.7)
Deferred tax liabilities	15	(464.0)	(467.8)
Provision for post-employment benefits	23	(135.0)	(187.6)
Provisions for liabilities and charges	21	(116.8)	(104.8)
		(3,252.4)	(2,693.5)
Net assets		4,094.8	3,918.4
Equity
Called-up share capital	26, 27	119.2	124.1
Share premium account	27	103.9	74.9
Shares to be issued	27	5.3	7.5
Merger reserve	27	(1,365.9)	(1,370.0)
Other reserves	27	(114.9)	(170.1)
Own shares	27	(255.3)	(288.5)
Retained earnings	27	5,482.1	5,449.0
Equity share owners’ funds		3,974.4	3,826.9
Minority interests		120.4	91.5
Total equity		4,094.8	3,918.4

Note

The accompanying notes form an integral part of this balance sheet.

Notes to the consolidated financial statements

1. General information

WPP Group plc is a company incorporated in the UK under the Companies Act 1985. The address of the registered office is Pennypot Industrial Estate, Hythe, Kent, CT21 6PE. The nature of the Group’s operations and its principal activities are set out in note 2. These Financial statements are presented in pounds sterling.

2. Segment information

The Group is a leading worldwide communications services organisation offering national and multinational clients a comprehensive range of communications services.

For management purposes, the Group is currently organised into four operating segments – Advertising and Media Investment Management; Information, Insight & Consultancy; Public Relations & Public Affairs; and Branding & Identity, Healthcare and Specialist Communications. These disciplines are the basis on which the Group reports its primary information. Operating segments are aggregated where they have similar economic characteristics, provide similar products and services and serve similar clients. The Group’s operations are located in North America; the UK; Continental Europe; and Asia Pacific, Latin America, Africa & Middle East and the Group’s performance has historically been linked with the economic performance of these regions. These geographic divisions are the basis on which the Group reports its secondary information.

Operating sectors

Segment information about these businesses is presented below:

	Revenue[1]	Operating profit	Share of result of associates	Profit before interest and taxation	Finance income	Finance costs	Profit before taxation	Taxation	Profit for the year
	£m	£m	£m	£m	£m	£m	£m	£m	£m
2007
Advertising and Media Investment Management	2,871.3	384.4	28.1	412.5
Information, Insight & Consultancy	905.4	99.2	3.9	103.1
Public Relations & Public Affairs	641.4	101.7	2.1	103.8
Branding & Identity, Healthcare and Specialist Communications	1,767.8	219.4	7.3	226.7
	6,185.9	804.7	41.4	846.1	139.4	(266.1)	719.4	(204.3)	515.1
2006
Advertising and Media Investment Management	2,806.9	365.2	21.9	387.1
Information, Insight & Consultancy	892.9	89.0	1.9	90.9
Public Relations & Public Affairs	595.7	83.5	3.2	86.7
Branding & Identity, Healthcare and Specialist Communications	1,612.3	203.9	14.1	218.0
	5,907.8	741.6	41.1	782.7	111.0	(211.7)	682.0	(199.4)	482.6
2005
Advertising and Media Investment Management	2,606.4	334.0	16.1	350.1
Information, Insight & Consultancy	810.4	69.4	6.9	76.3
Public Relations & Public Affairs	534.4	72.1	2.1	74.2
Branding & Identity, Healthcare and Specialist Communications	1,422.5	177.3	8.8	186.1
	5,373.7	652.8	33.9	686.7	87.6	(182.3)	592.0	(194.0)	398.0

Note

[1]	Intersegment sales have not been separately disclosed as they are not material.

	Headline PBIT[1]	Headline PBIT margin %	Headline PBIT[1]	Headline PBIT margin %	Headline PBIT[1]	Headline PBIT margin %
	2007 £m	2007	2006 £m	2006	2005 £m	2005
Advertising and Media Investment Management	466.9	16.3	443.7	15.8	402.7	15.5
Information, Insight & Consultancy	104.3	11.5	98.7	11.1	83.4	10.3
Public Relations & Public Affairs	106.5	16.6	89.5	15.0	75.3	14.1
Branding & Identity, Healthcare and Specialist Communications	250.3	14.2	227.1	14.1	193.4	13.6
	928.0	15.0	859.0	14.5	754.8	14.0

Note

[1]	See note 31 for reconciliation of headline PBIT to PBIT.

Notes to the consolidated financial statements (continued)

2. Segment information (continued)

Other information	Share-based payments	Goodwill additions	Acquired intangibles additions	Capital additions[1]	Depreciation and amortisation	Goodwill impairment & write-downs	Interest in associates
	£m	£m	£m	£m	£m	£m	£m
2007
Advertising and Media Investment Management	35.0	56.8	3.9	96.5	100.0	33.2	328.9
Information, Insight & Consultancy	7.4	39.3	2.3	19.9	18.1	–	90.8
Public Relations & Public Affairs	4.3	35.9	–	10.7	14.1	0.6	59.0
Branding & Identity, Healthcare and Specialist Communications	15.7	471.7	79.5	45.2	52.5	12.0	61.4
	62.4	603.7	85.7	172.3	184.7	45.8	540.1

2006
Advertising and Media Investment Management	43.7	60.9	4.5	105.8	114.3	28.7	257.1
Information, Insight & Consultancy	7.7	12.9	0.4	19.5	17.2	5.6	83.1
Public Relations & Public Affairs	4.7	55.5	6.0	15.1	13.8	0.9	18.7
Branding & Identity, Healthcare and Specialist Communications	14.8	78.3	9.4	44.1	40.6	9.1	52.5
	70.9	207.6	20.3	184.5	185.9	44.3	411.4

2005
Advertising and Media Investment Management	40.0	856.4	250.6	96.8	85.5	35.6	294.0
Information, Insight & Consultancy	8.6	20.7	2.4	17.6	17.8	7.1	96.8
Public Relations & Public Affairs	4.3	45.7	15.4	20.1	12.1	0.4	18.2
Branding & Identity, Healthcare and Specialist Communications	15.7	205.3	86.1	36.8	32.0	4.0	100.9
	68.6	1,128.1	354.5	171.3	147.4	47.1	509.9

Note

[1]	Capital additions include purchases of property, plant and equipment and other intangible assets (including capitalised computer software).

Balance sheet	Assets			Liabilities
	Segment assets	Unallocated corporate assets[1]	Consolidated total assets	Segment liabilities	Unallocated corporate liabilities[1]	Consolidated total liabilities
	£m	£m	£m	£m	£m	£m
2007
Advertising and Media Investment Management	8,963.4			(7,238.5)
Information, Insight & Consultancy	1,008.9			(395.5)
Public Relations & Public Affairs	1,307.2			(296.0)
Branding & Identity, Healthcare and Specialist Communications	3,839.1			(1,031.1)
	15,118.6	2,133.4	17,252.0	(8,961.1)	(4,196.1)	(13,157.2)

2006
Advertising and Media Investment Management	7,861.4			(5,912.7)
Information, Insight & Consultancy	919.1			(373.9)
Public Relations & Public Affairs	1,209.9			(246.3)
Branding & Identity, Healthcare and Specialist Communications	2,906.5			(875.2)
	12,896.9	1,799.0	14,695.9	(7,408.1)	(3,369.4)	(10,777.5)

Note

[1]

Included in unallocated corporate assets and liabilities are corporate income tax, deferred tax and net interest-bearing debt. The debt has not been allocated as it is held centrally and specifically allocating it to individual segments is not considered to be a fair representation of the net assets of those segments.

Notes to the consolidated financial statements (continued)

2. Segment information (continued)

Contributions by geographical area were as follows:

		2007 £m		2006 £m		2005 £m
Revenue[1]
North America		2,266.7		2,291.1		2,106.9
UK		890.3		856.3		808.1
Continental Europe		1,657.4		1,532.9		1,410.3
Asia Pacific, Latin America, Africa & Middle East		1,371.5		1,227.5		1,048.4
		6,185.9		5,907.8		5,373.7

	Margin		Margin		Margin
Headline PBIT[2]
North America	17.3%	391.5	17.0%	389.0	16.6%	350.1
UK	12.0%	107.1	11.4%	97.9	10.5%	84.6
Continental Europe	13.5%	223.0	12.7%	194.3	12.5%	176.1
Asia Pacific, Latin America, Africa & Middle East	15.0%	206.4	14.5%	177.8	13.7%	144.0
	15.0%	928.0	14.5%	859.0	14.0%	754.8
Segment Assets
North America		5,494.4		4,536.0		5,116.5
UK		1,691.4		1,693.8		1,357.3
Continental Europe		4,748.5		3,946.0		4,091.2
Asia Pacific, Latin America, Africa & Middle East		3,184.3		2,721.1		2,557.6
		15,118.6		12,896.9		13,122.6
Capital additions[3]
North America		74.8		90.1		80.5
UK		28.2		29.4		28.7
Continental Europe		31.2		28.7		31.1
Asia Pacific, Latin America, Africa & Middle East		38.1		36.3		31.0
		172.3		184.5		171.3

Notes

[1]	Intersegment sales have not been separately disclosed as they are not material.
[2]	See note 31 for reconciliation of headline PBIT to PBIT.
[3]	Capital additions include purchases of property, plant and equipment and other intangible assets (including capitalised computer software).

3. Operating costs

	2007 £m	2006 £m	2005 £m
Total staff costs (note 5)	3,607.9	3,474.4	3,186.3
Establishment costs	427.2	419.1	387.6
Other operating costs (net)	1,010.6	975.9	906.0
Total operating costs	5,045.7	4,869.4	4,479.9
Operating costs include:
Goodwill impairment	44.1	35.5	46.0
Goodwill write-down relating to utilisation of pre-acquisition tax losses (note 12)[1]	1.7	8.8	1.1
Amortisation and impairment of acquired intangible assets (note 12)	40.3	43.3	25.3
Amortisation of other intangible assets (note 12)	18.1	13.5	10.7
Depreciation of property, plant and equipment	123.7	127.3	110.0
Losses/(Gains) on sale of property, plant and equipment	1.0	(3.7)	1.1
Gains on disposal of investments	(3.4)	(7.3)	(4.3)
Net foreign exchange losses	1.1	5.0	0.8
Operating lease rentals:
Land and buildings	261.1	251.7	237.8
Plant and machinery	25.8	30.4	34.8
	286.9	282.1	272.6

Note

[1]

The goodwill write-down in relation to the utilisation of pre-acquisition tax losses is due to the better than expected performance of certain acquisitions in the year. This enabled the utilisation of pre-acquisition tax attributes that previously could not be recognised at the time of acquisition due to insufficient evidence that they were recoverable.

In 2007, operating profit includes credits totalling £16.8 million (2006: £10.6 million, 2005: £10.1 million) relating to the release of excess provisions and other balances established in respect of acquisitions completed prior to 2006. Further details of the Group’s approach to acquisition reserves, as required by IFRS 3 ‘Business combinations’, are given in note 28.

All of the operating costs of the Group are related to administrative expenses.

Auditors’ remuneration:

	2007 £m	2006 £m	2005 £m
Fees payable to the Company’s auditors for the audit of the Company’s annual accounts	1.7	1.7	1.9
The audit of the Company’s subsidiaries pursuant to legislation	11.4	10.8	10.0
	13.1	12.5	11.9
Other services pursuant to legislation	3.5	4.0	3.0
Fees payable to the auditors pursuant to legislation	16.6	16.5	14.9
Tax advisory services	2.7	2.8	2.6
Tax compliance services	0.9	1.1	1.0
	3.6	3.9	3.6
Corporate finance services	1.0	–	0.2
Other services	3.0	3.3	2.8
Total non-audit fees	7.6	7.2	6.6
Total fees	24.2	23.7	21.5

Notes to the consolidated financial statements (continued)

3. Operating costs (continued)

Minimum committed annual rentals

Amounts payable in 2008 under the foregoing leases will be as follows:

	Plant and machinery			Land and buildings
	2008 £m	2007 £m	2006 £m	2008 £m	2007 £m	2006 £m
In respect of operating leases which expire:
– within one year	6.4	6.9	7.0	27.9	30.8	20.6
– within two to five years	12.9	13.5	17.9	115.5	95.5	94.5
– after five years	0.3	1.8	1.8	75.0	75.8	90.0
	19.6	22.2	26.7	218.4	202.1	205.1

Future minimum annual amounts payable under all lease commitments in existence at 31 December 2007 are as follows:

	Minimum rental payments £m	Less sub-let rentals £m	Net payment £m
Year ending 31 December
2008	238.0	(20.8)	217.2
2009	192.0	(16.9)	175.1
2010	169.3	(14.7)	154.6
2011	136.9	(13.1)	123.8
2012	118.1	(11.9)	106.2
Later years	591.4	(9.1)	582.3
	1,445.7	(86.5)	1,359.2

4. Share of results of associates

Share of results of associates include:

	2007 £m	2006 £m	2005 £m
Share of profit before interest and taxation	65.8	61.4	54.0
Share of exceptional gains	0.8	4.0	–
Share of interest and minority interest	0.5	0.9	(0.9)
Share of taxation	(25.7)	(25.2)	(19.2)
	41.4	41.1	33.9

5. Our people

Our staff numbers averaged 84,848 against 77,686 in 2006 and 70,936 in 2005, including acquisitions. Their geographical distribution was as follows:

	2007	2006	2005
North America	23,294	22,477	21,261
UK	8,543	8,484	8,007
Continental Europe	21,367	19,935	18,644
Asia Pacific, Latin America, Africa & Middle East	31,644	26,790	23,024
	84,848	77,686	70,936

Their operating sector distribution was as follows:

	2007	2006	2005
Advertising and Media Investment Management	42,948	41,030	38,084
Information, Insight & Consultancy	11,524	10,869	10,089
Public Relations & Public Affairs	7,167	6,616	5,901
Branding & Identity, Healthcare and Specialist Communications	23,209	19,171	16,862
	84,848	77,686	70,936

At the end of 2007 staff numbers were 90,182 (2006: 79,352, 2005: 74,631). Including all employees of associated undertakings, this figure was approximately 111,000 at 31 December 2007 (2006: 98,000, 2005: 92,000).

5. Our people (continued)

Total staff costs were made up as follows:

	2007 £m	2006 £m	2005 £m
Wages and salaries	2,492.6	2,385.8	2,182.1
Cash-based incentive plans	168.3	176.0	159.0
Share-based incentive plans (note 22)	62.4	70.9	68.6
Social security costs	288.3	281.7	267.3
Other pension costs (note 23)	80.7	81.7	75.6
Other staff costs	515.6	478.3	433.7
	3,607.9	3,474.4	3,186.3
Staff cost to revenue ratio	58.3%	58.8%	59.3%

Included above are charges of £6.5 million (2006: £5.3 million, 2005: £4.9 million) for share-based incentive plans in respect of key management personnel (who comprise the executive directors of the Group). Compensation for key management personnel also included £4.2 million (2006: £4.1 million, 2005: £4.7 million) of short-term benefits and £0.5 million (2006: £0.5 million, 2005: £0.6 million) of post employment benefits.

6. Finance income and finance costs

Finance income includes:

	2007 £m	2006 £m	2005 £m
Expected return on pension scheme assets	28.1	25.2	24.2
Income from available for sale investments	9.2	5.7	5.6
Interest income	102.1	80.1	57.8
	139.4	111.0	87.6

Finance costs include:

	2007 £m	2006 £m	2005 £m
Interest on pension scheme liabilities	33.8	32.4	32.0
Interest payable and similar charges[1]	216.3	171.3	141.4
Finance charges (excluding revaluation of financial instruments)	250.1	203.7	173.4
Revaluation of financial instruments accounted at fair value through profit or loss	16.0	8.0	8.9
	266.1	211.7	182.3

The following are included in the revaluation of financial instruments accounted at fair value through profit and loss shown above:

	2007 £m	2006 £m	2005 £m
Movements in fair value of treasury instruments	6.7	3.3	3.0
Revaluation of put options over minority interests (notes 20 and 21)	9.3	4.7	5.8
Other	–	–	0.1
	16.0	8.0	8.9

Note

[1]	Interest payable and similar charges are payable on bank overdrafts, bonds and bank loans held at amortised cost.

Interest payable on the Group’s drawings on its committed revolving credit facilities is payable at a margin of 0.25% over relevant LIBOR.

The majority of the Group’s long-term debt is represented by $750 million of US dollar bonds at a weighted average interest rate of 6.01% (prior to any interest rate swaps or cross-currency swaps), €1,750 million of Eurobonds at 5.23% (prior to any interest rate or currency swaps), £600 million of sterling bonds at 6.13% and $150 million of convertible bonds at 5.0%.

Average borrowings under the Syndicated Revolving Credit Facilities (note 10) amounted to $377 million at an average interest rate of 5.95% inclusive of margin. Average borrowings under the US$ Commercial Paper Program (note 10) amounted to $476 million at an average interest rate of 5.40% inclusive of margin.

Notes to the consolidated financial statements (continued)

7. Taxation

The tax charge is based on the profit for the year and comprises:

	2007 £m	2006 £m	2005 £m
Current tax
UK corporation tax at 30%:
Current year	27.5	36.6	32.9
Prior years	(57.9)	(44.9)	(24.4)
	(30.4)	(8.3)	8.5
Foreign tax:
Current year	212.9	216.9	177.3
Prior years	5.7	(7.6)	9.9
	218.6	209.3	187.2
Total current tax	188.2	201.0	195.7
Deferred tax
Deferred tax	16.1	(1.6)	(1.7)
Tax charge	204.3	199.4	194.0

The tax charge for the year can be reconciled to profit before taxation in the income statement as follows:

	2007 £m	2006 £m	2005 £m
Profit before taxation	719.4	682.0	592.0
Tax at the UK corporation tax rate of 30%	215.8	204.6	177.6
Tax effect of share of results of associates	(12.4)	(12.3)	(10.2)
Tax effect of expenses that are not deductible in determining taxable profit	9.4	7.4	12.4
Tax effect of utilisation or recognition of tax losses not previously recognised	(29.6)	(24.3)	(16.8)
Effect of different tax rates of subsidiaries operating in other jurisdictions	8.6	10.3	18.5
Unused tax losses carried forward	12.5	13.7	12.5
Tax charge	204.3	199.4	194.0
Effective tax rate on profit before taxation	28.4%	29.2%	32.8%

8. Ordinary dividends

Amounts recognised as distributions to equity holders in the year:

	2007		2006		2005		2007 £m	2006 £m	2005 £m
Per share	Pence per share
2006 Final dividend paid	7.61	p	6.34	p	5.28	p	89.1	76.1	64.1
2007 Interim dividend paid	4.32	p	3.60	p	3.00	p	49.8	42.8	36.2
	11.93	p	9.94	p	8.28	p	138.9	118.9	100.3
Proposed final dividend for the year ended 31 December 2007:
	2007		2006		2005
Per share	Pence per share
2007 Final dividend proposed[1]	9.13	p	7.61	p	6.34	p

Notes

[1]	The Annual General Meeting to approve the final dividend will be held on 24 June 2008 and therefore the final dividend has not been included as a liability in these financial statements.

The payment of this dividend will not have any tax consequences for the Group.

9. Earnings per share

Basic EPS

The calculation of basic Reported EPS is as follows:

	2007		2006		2005
Reported earnings[1] (£m)	465.9		435.8		363.9
Average shares used in Basic EPS calculation (m)	1,176.9		1,201.0		1,200.1
Reported EPS	39.6	p	36.3	p	30.3	p

Note

[1]	Reported earnings is equivalent to profit for the year attributable to equity holders of the parent.

Diluted EPS

The calculation of diluted Reported EPS is set out below:

	2007		2006		2005
Diluted Reported Earnings (£m)	466.8		436.9		363.9
Average shares used in Diluted EPS calculation (m)	1,227.1		1,242.2		1,224.8
Diluted Reported EPS	38.0	p	35.2	p	29.7	p

Diluted EPS has been calculated based on the Reported Earnings amounts above. For the year ended 31 December 2007 and the year ended 31 December 2006, the $150 million Grey convertible bonds were dilutive and earnings were consequently increased by £0.9 million and £1.1 million respectively for the purpose of this calculation. For the year ended 31 December 2007 and the year ended 31 December 2006, the £450 million convertible bonds were accretive to earnings and therefore excluded from the calculation of dilutive earnings; these bonds were redeemed on their due date of 11 April 2007. In 2005, both convertibles were accretive to earnings and therefore excluded from the calculation of dilutive earnings. In addition, at 31 December 2007, options to purchase 16.4 million ordinary shares (2006: 7.6 million, 2005: 12.0 million) were outstanding, but were excluded from the computation of diluted earnings per share because the exercise prices of these options were greater than the average market price of the Group’s shares and, therefore, their inclusion would have been accretive.

A reconciliation between the shares used in calculating Basic and Diluted EPS is as follows:

	2007 m	2006 m	2005 m
Average shares used in Basic EPS calculation	1,176.9	1,201.0	1,200.1
Dilutive share options outstanding	16.6	14.9	18.6
Other potentially issuable shares	24.7	17.4	6.1
$150 million Grey convertible bonds	8.9	8.9	–
Shares used in Diluted EPS calculation	1,227.1	1,242.2	1,224.8

At 31 December 2007 there were 1,191,491,263 ordinary shares in issue.

Notes to the consolidated financial statements (continued)

10. Sources of finance

The following table summarises the equity and debt financing of the Group, and changes during the year:

	Shares		Debt
	2007 £m	2006 £m	2007 £m	2006 £m
Analysis of changes in financing
Beginning of year	199.0	127.4	1,771.5	1,483.6
Shares issued in respect of acquisitions	2.3	–	–	–
Other issues of share capital	30.2	75.0	–	–
Share cancellations	(5.7)	(3.3)	–	–
Share issue costs paid	(2.7)	(0.1)	–	–
Net increase in drawings on bank loans, corporate bonds and convertible bonds	–	–	498.9	382.1
Net amortisation of financing costs included in net debt	–	–	5.5	10.4
Other movements	–	–	(36.7)	(21.7)
Exchange adjustments	–	–	108.8	(82.9)
End of year	223.1	199.0	2,348.0	1,771.5

The above table excludes bank overdrafts which fall within cash and cash equivalents for the purposes of the consolidated cash flow statement.

Shares

At 31 December 2007, the Company’s share base was entirely composed of ordinary equity share capital and share premium of £223.1 million (2006: £199.0 million, 2005: £127.4 million), further details of which are disclosed in notes 26 and 27.

Debt

USA bond The Group has in issue $100 million of 6.875% bonds due July 2008 and $650 million of 5.875% bonds due June 2014.

Eurobond In November 2007, the Group issued €500 million of 5.25% bonds due January 2015. The Group has in issue €600 million of 4.375% bonds due December 2013 and €650 million of 6.0% bonds due June 2008.

Sterling bond In April 2007, the Group issued £400 million of 6% bonds due April 2017. In November 2007, the Group issued £200 million of 6.375% bonds due November 2020.

Revolving Credit Facilities The Group has a $1.6 billion seven year Revolving Credit Facility due August 2012. The Group’s borrowing under this facility, which are drawn down predominantly in US dollars, Canadian dollars and pounds sterling, averaged $377 million in 2007. The Group had available undrawn committed credit facilities of £759 million at December 2007 (2006: £817 million).

Borrowings under the Revolving Credit Facility are governed by certain financial covenants based on the results and financial position of the Group.

US Commercial Paper Program

The Group has a $1.4 billion US Commercial Paper Program using the Revolving Credit Facility as a backstop. The Group’s borrowings under this program are notes issued in US dollars and swapped into other currencies as required. The average commercial paper outstanding since the launch of the program was $476 million. There was no US Commercial Paper outstanding at 31 December 2007.

Convertible bonds

During the year, the Group redeemed £450 million of 2% convertible bonds on their due date of April 2007.

In March 2005, with the purchase of Grey Global Group Inc, the Group acquired $150 million of 5% convertible debentures due 2033. Each debenture holder has the right to require Grey and WPP (as co-obligor) to repurchase as of each of 28 October 2008, 2010 and 2013 all or a portion of the holder’s then outstanding debentures at par ($1,000 per debenture) plus the amount of accrued and unpaid interest. WPP has the unrestricted right to call the bond at par from 2013. Each $1,000 of principal amount is initially convertible into 11.820362 WPP ADSs and $499.31 of cash and is convertible at the option of the holder at any time. The effective interest rate on the liability component is 4.5%.

The Grey convertible bond has a nominal value of £75.7 million at 31 December 2007 (2006: total convertible bonds of £526.7 million, made

10. Sources of finance (continued)

up of £450 million convertible redeemed in April 2007 and £76.7 million Grey convertible). In accordance with IAS 39, these bonds have been split between a liability component and an equity component by initially valuing the liability component at fair value based on the present value of future cash flows and then holding it at amortised cost. The equity component represents the fair value, on initial recognition, of the embedded option to convert the liability into equity of the Group.

The liability element is £81.5 million and the equity component is £nil as at 31 December 2007 (2006: £548.7 million and £68.7 million respectively).

The Group estimates that the fair value of the liability component of the convertible bonds at 31 December 2007 to be approximately £76.8 million (2006: £538.4 million). This fair value has been calculated by discounting the future cash flows at the market rate.

The following table is an analysis of future anticipated cash flows in relation to the Group’s debt, on an undiscounted basis which, therefore, differs from the fair value and carrying value:

	2007 £m	2006 £m
Within one year	(719.4)	(624.9)
Between one and two years	(94.6)	(541.5)
Between two and three years	(94.6)	(37.2)
Between three and four years	(94.6)	(37.2)
Between four and five years	(94.6)	(37.2)
Over five years	(2,030.1)	(820.6)
Debt financing under the Revolving Credit Facility and in relation to unsecured loan notes	(3,127.9)	(2,098.6)
Short-term overdrafts – within one year	(977.9)	(706.8)
	(4,105.8)	(2,805.4)
Effect of discount/financing rates	779.9	327.1
Debt financing	(3,325.9)	(2,478.3)

Analysis of fixed and floating rate debt by currency including the effect of interest rate and cross-currency swaps:

2007 Currency		£m	Fixed rate[1]	Floating basis	Period (months)[1]
$	– fixed	528.9	5.64%	n/a	103
	– floating	384.5	n/a	LIBOR	n/a
£	– fixed	400.0	6.19%	n/a	135
	– floating	213.7	n/a	LIBOR	n/a
€	– fixed	165.3	7.39%	n/a	51
	– floating	605.7	n/a	EURIBOR	n/a
¥	– fixed	40.6	2.07%	n/a	72
Other		9.3	n/a	LIBOR	n/a
		2,348.0

2006 Currency		£m	Fixed rate[1]	Floating basis	Period (months)[1]
$	– fixed	483.9	5.18%	n/a	120
	– floating	72.1	n/a	LIBOR	n/a
€	– fixed	56.6	8.85%	n/a	36
	– floating	942.0	n/a	LIBOR	n/a
Other		216.9	n/a	LIBOR	n/a
		1,771.5

Note

[1]

Weighted average. These rates do not include the effect of gains on interest rate swap terminations that are written to income over the life of the original instrument. At 31 December 2007 the amounts still to be written to income were £3.2 million in respect of US dollar swap terminations, to be written to income evenly until June 2014.

Notes to the consolidated financial statements (continued)

10. Sources of finance (continued)

The following table is an analysis of future anticipated cash flows in relation to the Group’s financial derivatives, which include interest rate and foreign exchange swaps:

	Financial liabilities		Financial assets
2007	Payable £m	Receivable £m	Payable £m	Receivable £m
Within one year	422.8	411.3	581.2	588.5
Between one and two years	133.8	131.7	146.2	158.9
Between two and three years	78.3	76.0	60.8	63.4
Between three and four years	82.0	77.1	62.8	65.4
Between four and five years	83.1	77.7	63.9	65.6
Over five years	1,717.9	1,644.9	1,319.7	1,381.4
	2,517.9	2,418.7	2,234.6	2,323.2

	Financial liabilities		Financial assets
2006	Payable £m	Receivable £m	Payable £m	Receivable £m
Within one year	748.8	740.2	579.7	607.5
Between one and two years	145.2	142.4	330.0	339.3
Between two and three years	140.7	139.5	50.6	55.5
Between three and four years	35.9	34.9	15.9	16.4
Between four and five years	35.7	34.8	16.0	16.4
Over five years	800.9	775.1	319.2	319.2
	1,907.2	1,866.9	1,311.4	1,354.3

11. Analysis of cash flows

The following tables analyse the items included within the main cash flow headings on page F-10.

Net cash from operating activities:

	2007 £m	2006 £m	2005 £m
Profit for the year	515.1	482.6	398.0
Adjustments for:
Taxation	204.3	199.4	194.0
Finance costs	266.1	211.7	182.3
Finance income	(139.4)	(111.0)	(87.6)
Share of results of associates	(41.4)	(41.1)	(33.9)
Non-cash share-based incentive plans (including share options)	62.4	70.9	68.6
Depreciation of property, plant and equipment	126.3	129.1	111.4
Impairment of goodwill	44.1	35.5	46.0
Goodwill write-down relating to utilisation of pre-acquisition tax losses	1.7	8.8	1.1
Amortisation and impairment of acquired intangible assets	40.3	43.3	25.3
Amortisation of other intangible assets	18.1	13.5	10.7
Gains on disposal of investments	(3.4)	(7.3)	(4.3)
Losses/(Gains) on sale of property, plant and equipment	1.0	(3.7)	1.1
Decrease/(increase) in inventories and work in progress	29.4	(83.0)	39.5
Increase in receivables	(886.7)	(489.1)	(618.5)
Increase in payables – short term	897.6	433.4	710.4
Increase/(decrease) in payables – long term	7.6	17.6	(33.8)
(Decrease)/increase in provisions	(22.5)	(50.0)	10.0
Corporation and overseas tax paid	(151.0)	(162.0)	(136.0)
Interest and similar charges paid	(212.0)	(135.1)	(128.2)
Interest received	102.6	75.2	62.4
Investment income	3.1	2.4	5.6
Dividends from associates	28.0	20.3	13.4
Net cash inflow from operating activities	891.3	661.4	837.5

Acquisitions and disposals:
	2007 £m	2006 £m	2005 £m
Initial cash consideration	(520.4)	(120.5)	(561.2)
Cash and cash equivalents acquired (net)	60.5	21.4	173.9
Earnout payments	(93.9)	(91.6)	(96.7)
Loan note redemptions	(2.1)	(11.7)	(33.0)
Purchase of other investments (including associates)	(128.0)	(28.7)	(29.0)
Proceeds on disposal of investments	9.1	15.5	38.3
Net cash outflow	(674.8)	(215.6)	(507.7)

Share repurchases and buy-backs:
	2007 £m	2006 £m	2005 £m
Share cancellations (excluding brokerage fees)	(402.7)	(218.8)	(123.3)
Purchase of own shares by ESOP trust	–	(38.9)	(29.0)
Shares purchased into treasury	(12.7)	–	–
Net cash outflow	(415.4)	(257.7)	(152.3)

Notes to the consolidated financial statements (continued)

11. Analysis of cash flows (continued)

	2007 £m	2006 £m	2005 £m

Net increase/(decrease) in borrowings:
	2007 £m	2006 £m	2005 £m
Repayment of £450 million bonds	(450.0)	–	–
Proceeds from issue of £400 million bonds	400.0	–	–
Proceeds from issue of £200 million bonds	200.0	–	–
Proceeds from issue of €500 million bonds	348.9	–	–
Increase in drawings on bank loans	–	(21.8)	17.1
Proceeds from issue of €600 million Eurobonds	–	403.9	–
Repayment of $287.5 million convertible bonds	–	–	(154.5)
Repayment of $125 million Grey debt	–	–	(65.3)
Repayment of working capital facility	–	–	(277.2)
Repayment of $200 million bonds	–	–	(115.3)
Net cash inflow/(outflow)	498.9	382.1	(595.2)

Cash and cash equivalents:

	2007 £m	2006 £m	2005 £m
Cash at bank and in hand	1,957.4	1,476.8	1,029.0
Short-term bank deposits	82.8	186.9	86.2
Overdrafts[1]	(977.9)	(706.8)	(435.6)
Cash and cash equivalents at end of year	1,062.3	956.9	679.6

Note

[1]	Bank overdrafts are included in cash and cash equivalents because they form an integral part of the Group’s cash management.

The Group considers that the carrying amount of cash and cash equivalents approximates their fair value.

12. Intangible assets

Goodwill

The movements in 2007 and 2006 were as follows:

£m
Cost:
1 January 2006	6,049.5
Additions[1]	207.6
Exchange differences	(433.5)
31 December 2006	5,823.6
Additions[1]	603.7
Exchange differences	59.9
31 December 2007	6,487.2

Accumulated impairment losses and write-downs:
1 January 2006	374.3
Goodwill write-down relating to utilisation of pre-acquisition tax losses	8.8
Impairment losses for the year	20.1
Exchange differences	(14.1)
31 December 2006	389.1
Goodwill write-down relating to utilisation of pre-acquisition tax losses	1.7
Impairment losses for the year	33.7
Exchange differences	(9.0)
31 December 2007	415.5

Net book value:
31 December 2007	6,071.7
31 December 2006	5,434.5
1 January 2006	5,675.2

12. Intangible assets (continued)

Note

[1]	Additions represent goodwill arising on the acquisition of subsidiary undertakings. Goodwill arising on the acquisition of associate undertakings is shown within interests in associates in note 14.

Significant components of goodwill as at 31 December 2007 and 2006 are:

	2007 £m	2006 £m
Young & Rubicam	2,372.6	2,249.6
Grey	1,010.2	964.2
Mediaedge:cia	879.7	874.7
Other	1,809.2	1,346.0
Total goodwill	6,071.7	5,434.5

Other goodwill represents goodwill on a large number of acquisitions, none of which is individually significant in comparison to the total carrying value of goodwill.

Other intangible assets:

The movements in 2007 and 2006 were as follows:

	Brands with an indefinite useful life £m	Acquired intan- gibles £m	Other £m	Total £m
Cost:
1 January 2006	897.0	356.6	77.4	1,331.0
Additions	–	–	16.7	16.7
Disposals	–	–	(4.1)	(4.1)
Acquired on acquisition of a subsidiary	–	20.3	–	20.3
Other movements	–	–	15.2	15.2
Exchange differences	(85.6)	(40.4)	(8.7)	(134.7)
31 December 2006	811.4	336.5	96.5	1,244.4
Additions	–	–	21.2	21.2
Disposals	–	(9.1)	–	(9.1)
Acquired on acquisition of a subsidiary	–	85.7	8.4	94.1
Other movements	–	–	(1.1)	(1.1)
Exchange differences	(13.4)	0.5	2.7	(10.2)
31 December 2007	798.0	413.6	127.7	1,339.3

Amortisation and impairment:
1 January 2006	–	26.3	44.1	70.4
Charge for the year	–	43.3	13.5	56.8
Other movements	–	–	12.6	12.6
Exchange differences	–	(5.0)	(5.8)	(10.8)
31 December 2006	–	64.6	64.4	129.0
Charge for the year	–	40.3	18.1	58.4
Disposals	–	(2.4)	–	(2.4)
Other movements	–	(0.6)	(1.6)	(2.2)
Exchange differences	–	(0.5)	2.4	1.9
31 December 2007	–	101.4	83.3	184.7

Net book value:
31 December 2007	798.0	312.2	44.4	1,154.6
31 December 2006	811.4	271.9	32.1	1,115.4
1 January 2006	897.0	330.3	33.3	1,260.6

Brands with an indefinite life represent JWT, Hill & Knowlton, Ogilvy & Mather Worldwide and the Young & Rubicam Group. These assets are carried at historical cost in accordance with the Group’s accounting policy for intangible assets. The most significant of these is the Young & Rubicam Group with a carrying value of £481.6 million at 31 December 2007 (2006: £488.2 million). The carrying values of the JWT, Hill & Knowlton and Ogilvy & Mather Worldwide brands are not individually significant in comparison with the total carrying value of brands with an indefinite useful life.

Notes to the consolidated financial statements (continued)

12. Intangible assets (continued)

In accordance with the Group’s accounting policy, the carrying values of goodwill and intangible assets with indefinite useful lives are reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired.

The carrying values of brands with an indefinite useful life are assessed for impairment purposes by using the royalty and loyalty methods of valuation, both of which utilise the net present value of future cash flows associated with the brands.

The 2007 goodwill impairment review was initially undertaken as at 30 June 2007 and then updated as at 31 December 2007. The review assessed whether the carrying value of goodwill was supported by the net present value of future cash flows based on management forecasts for 2008, an assumed annual growth rate of 3.0% and a pre-tax discount rate of 11.0%. For a small number of businesses, the impairment review is instead based on management forecasts using a projection period of up to five years for each cash-generating unit. After this projection period, steady or declining growth has been assumed at rates not exceeding long-term average growth rates for the industry for each cash-generating unit, with no improvement in operating margin being assumed.

An impairment charge is required for both goodwill and other indefinite lived intangible assets when the carrying amount exceeds the recoverable amount. Goodwill impairment charges of £44.1 million and £35.5 million were recorded in the years ended 31 December 2007 and 2006 respectively. The impairment charges relate to certain under-performing businesses in the Group. In certain markets, the impact of current local economic conditions and trading circumstances on these businesses was sufficiently severe to indicate impairment to the carrying value of goodwill. At 31 December 2007 an impairment charge of acquired intangible assets was recorded for £1.5 million. This charge related to Branding & Identity, Healthcare and Specialist Communications for £0.7 million, and Information, Insight & Consultancy, for £0.8 million. This charge was the result of our review of certain customer relationships which had been lost during the year.

Under IFRS, an impairment charge is required for both goodwill and other indefinite-lived assets when the carrying amount exceeds the ‘recoverable amount’, defined as the higher of fair value less costs to sell and value in use. Our approach in determining the recoverable amount utilises a discounted cash flow methodology, which necessarily involves making numerous estimates and assumptions regarding revenue growth, operating margins, tax rates, appropriate discount rates and working capital requirements. These estimates will likely differ from future actual results of operations and cash flows, and it is possible that these differences could be material. In addition, judgements are applied in determining the level of cash-generating unit we identify for impairment testing and the criteria we use to determine which assets should be aggregated. A difference in testing levels could affect whether an impairment is recorded and the extent of impairment loss. Changes in our business activities or structure may also result in changes to the level of testing in future periods. Further, future events could cause the Group to conclude that impairment indicators exist and that the asset values associated with a given operation have become impaired. Any resulting impairment loss could have a material impact on the Group’s financial condition and results of operations.

In 2007, the Group acquired 24/7 Real Media, Inc. for consideration of approximately £330 million. 24/7 significantly enhances the Group’s digital capability and will make a major contribution to winning new business for the Group, primarily our Advertising and Media Investment Management businesses. For this reason, goodwill relating to 24/7 was reviewed for impairment against the net present value of future cash flows of this segment as the appropriate cash-generating unit.

Historically our impairment losses have resulted from a specific event, condition or circumstance in one of our companies, such as the loss of a significant client. As a result, changes in the assumptions used in our impairment model have not had a significant effect on the impairment charges recognised. The carrying value of goodwill and other intangible assets will continue to be reviewed at least annually for impairment and adjusted to the recoverable amount if required.

13. Property, plant and equipment

The movements in 2007 and 2006 were as follows:

	Land and buildings
	Land £m	Freehold buildings £m	Short lease- hold buildings £m	Fixtures, fittings and equip- ment £m	Computer equip- ment £m	Total £m
Cost:
1 January 2006	14.6	50.9	363.5	262.7	366.8	1,058.5
Additions	–	1.4	64.2	39.5	62.7	167.8
New acquisitions	0.1	–	0.9	1.9	0.8	3.7
Disposals	(1.0)	(5.5)	(42.1)	(46.9)	(60.7)	(156.2)
Exchange adjustments	(4.4)	(12.6)	(32.1)	(29.0)	(22.7)	(100.8)
31 December 2006	9.3	34.2	354.4	228.2	346.9	973.0
Additions	–	0.7	56.7	34.9	58.8	151.1
New acquisitions	–	0.1	2.2	3.0	6.5	11.8
Disposals	(0.5)	(0.2)	(23.4)	(30.1)	(32.7)	(86.9)
Exchange adjustments	–	1.7	1.5	6.4	19.4	29.0
31 December 2007	8.8	36.5	391.4	242.4	398.9	1,078.0
Depreciation:
1 January 2006	–	21.8	157.4	172.3	283.5	635.0
Charge for the year	–	1.7	43.2	30.8	53.4	129.1
Disposals	–	(0.4)	(36.6)	(43.6)	(57.7)	(138.3)
Exchange adjustments	–	(7.5)	(16.4)	(17.9)	(26.3)	(68.1)
31 December 2006	–	15.6	147.6	141.6	252.9	557.7
Charge for the year	–	1.7	38.9	28.0	57.7	126.3
Disposals	–	(0.2)	(17.7)	(25.6)	(34.2)	(77.7)
Exchange adjustments	–	0.6	5.9	3.8	11.8	22.1
31 December 2007	–	17.7	174.7	147.8	288.2	628.4

Net book value:
31 December 2007	8.8	18.8	216.7	94.6	110.7	449.6
31 December 2006	9.3	18.6	206.8	86.6	94.0	415.3
1 January 2006	14.6	29.1	206.1	90.4	83.3	423.5

At the end of the year, capital commitments contracted, but not provided for in respect of property, plant and equipment were £24.1 million (2006: £44.4 million).

Notes to the consolidated financial statements (continued)

14. Interests in associates, joint ventures and other investments

The movements in 2007 and 2006 were as follows:

	Net assets of associates and joint ventures £m	Goodwill and other intangibles of associates and joint ventures £m	Total associates and joint ventures £m	Other invest- ments £m
1 January 2006	208.2	301.7	509.9	55.3
Additions	1.5	–	1.5	18.2
Goodwill arising on acquisition of new associates	–	13.6	13.6	–
Share of results of associate undertakings (note 4)	41.1	–	41.1	–
Dividends and other movements	(21.5)	(2.5)	(24.0)	–
Exchange adjustments	(13.9)	(17.5)	(31.4)	(0.8)
Disposals	(0.1)	(0.6)	(0.7)	(8.6)
Reclassification from associates to other investments	(21.0)	(41.9)	(62.9)	62.9
Reclassification to subsidiaries	(8.5)	(11.3)	(19.8)	–
Revaluation of other investments	–	–	–	9.5
Goodwill impairment	–	(15.4)	(15.4)	–
Amortisation of other intangible assets	–	(0.5)	(0.5)	–
31 December 2006	185.8	225.6	411.4	136.5
Additions	25.3	–	25.3	61.9
Goodwill arising on acquisition of new associates	–	45.2	45.2	–
Share of results of associate undertakings (note 4)	41.4	–	41.4	–
Dividends and other movements	(24.7)	(4.5)	(29.2)	–
Exchange adjustments	7.2	12.9	20.1	–
Disposals	(0.4)	–	(0.4)	(1.1)
Reclassification from other investments to associates	0.6	36.2	36.8	(36.8)
Reclassification to subsidiaries	0.3	(0.4)	(0.1)	–
Revaluation of other investments	–	–	–	108.1
Goodwill impairment	–	(10.4)	(10.4)	–
31 December 2007	235.5	304.6	540.1	268.6

The investments included above as ‘other investments’ represent investments in equity securities that present the Group with opportunity for return through dividend income and trading gains. They have no fixed maturity or coupon rate. The fair values of the listed securities are based on quoted market prices. For unlisted securities, where market value is not available, the Group has estimated relevant fair values on the basis of publicly available information from outside sources or on the basis of discounted cash flow models where appropriate. The revaluation of other investments in 2007 includes the revaluation of the Group’s minority equity stake in an unlisted, European media company where the entry price for a new equity participant was at a significant premium to the Group’s previous assessment of fair value.

The carrying values of goodwill and other intangible assets in relation to associates and joint ventures are reviewed for impairment in accordance with the Group’s accounting policies.

14. Interests in associates, joint ventures and other investments (continued)

The Group’s principal associates and joint ventures at 31 December 2007 included:

	% owned	Country of incorporation
AGB Nielsen Media Research BV	50.0	Netherlands
Asatsu-DK	22.9	Japan
Chime Communications PLC	21.8	UK
Dentsu, Young & Rubicam Inc.	49.0	Japan
High Co S.A.	33.0	France
Ibope Latinoamericana SA	31.2	Brazil
Kinetic Worldwide Limited	50.0	UK
GIIR, Inc	29.0	Korea
The Grass Roots Group PLC	44.9	UK
Singleton, Ogilvy & Mather (Holdings) Pty Limited	33.3	Australia
STW Communications Group Limited	19.8	Australia

The market value of the Group’s shares in its principal listed associate undertakings at 31 December 2007 was as follows: Asatsu-DK: £146.0 million, Chime Communications PLC: £19.9 million, High Co S.A.: £22.8 million GIIR, Inc: £20.1 million and STW Communications Group Limited: £41.6 million (2006: Asatsu-DK: £167.8 million, Chime Communications PLC: £30.6 million, High Co S.A.: £28.6 million and GIIR, Inc.: £26.4 million).

The carrying value (including goodwill) of these equity interests in the Group’s balance sheet at 31 December 2007 was as follows: Asatsu-DK: £145.3 million, Chime Communications PLC: £17.5 million, High Co S.A.: £23.1 million, GIIR, Inc: £17.2 million and STW Communication Group Limited: £37.3 million (2006: Asatsu-DK: £134.3 million, Chime Communications PLC: £15.5 million, High Co S.A.: £19.5 million and GIIR, Inc.: £25.6 million).

The Group’s investments in its principal associate undertakings are represented by ordinary shares.

Summarised financial information

The following tables present a summary of the aggregate financial performance and net asset position of the Group’s associate undertakings and joint ventures. These have been estimated and converted, where appropriate, to an IFRS presentation based on information provided by the relevant companies at 31 December 2007.

	2007 £m	2006 £m	2005 £m
Income statement
Revenue	1,171.5	1,231.9	1,167.0
Operating profit	181.0	152.6	168.8
Profit before taxation	204.7	200.4	182.8
Profit for the year	136.9	138.8	113.8

	2007 £m	2006 £m
Balance sheet
Assets	3,013.2	2,788.1
Liabilities	(1,708.9)	(1,524.1)
Net assets	1,304.3	1,264.0

The application of equity accounting is ordinarily discontinued when the investment is reduced to zero and additional losses are not provided for unless the investor has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee.

At the end of the year, capital commitments contracted, but not provided for in respect of interests in associates and other investments were £34.7 million (2006: £27.1 million).

15. Deferred tax

The Group’s tax assets and liabilities are measured at the end of each period in accordance with IAS 12 and IAS 37. Tax liabilities have been recognised based on the Group’s best estimate of potential tax exposures, using advice from external advisors where appropriate.

The recognition of deferred tax assets is determined by reference to the Group’s estimate of recoverability as required by IAS 12. The Group uses models where appropriate to forecast future taxable profits.

Notes to the consolidated financial statements (continued)

15. Deferred tax (continued)

Deferred tax assets are recognised in relation to an element of the Group’s defined benefit pension provisions. Assets have only been recognised for territories where the Group considers that it is probable there would be sufficient taxable profits for the future deductions to be utilised.

Certain deferred tax assets and liabilities have been offset as they relate to the same tax group. The following is the analysis of the deferred tax balances for financial reporting purposes:

	Gross £m	Offset £m	As reported £m
2007
Deferred tax assets	109.6	(53.6)	56.0
Deferred tax liabilities	(517.6)	53.6	(464.0)
	(408.0)	–	(408.0)
2006
Deferred tax assets	130.7	(21.8)	108.9
Deferred tax liabilities	(489.6)	21.8	(467.8)
	(358.9)	–	(358.9)

The following are the major gross deferred tax assets recognised by the Group and movements thereon in 2007 and 2006:

	Tax losses £m	Retirement benefit obligations £m	Deferred comp- ensation £m	Other short-term temporary differences £m	Total £m
At 1 January 2006	52.9	16.9	21.8	53.8	145.4
(Charge)/credit to income	(16.8)	–	19.6	(9.1)	(6.3)
Credit to equity	–	5.3	12.3	–	17.6
Exchange differences	(5.9)	(1.4)	(1.9)	(8.1)	(17.3)
Transfer to current tax	(5.9)	–	(2.8)	–	(8.7)
At 31 December 2006	24.3	20.8	49.0	36.6	130.7
Credit/(charge) to income	10.0	1.5	(5.2)	(20.7)	(14.4)
Charge to equity	–	(9.9)	(0.5)	–	(10.4)
Exchange differences	1.9	1.0	(0.4)	1.2	3.7
At 31 December 2007	36.2	13.4	42.9	17.1	109.6

In addition the Group has recognised the following gross deferred tax liabilities and movements thereon in 2007 and 2006:

	Brands and other intangibles £m	Associate earnings £m	Goodwill £m	Other short-term temporary differences £m	Total £m
At 1 January 2006	504.3	12.4	11.6	19.9	548.2
Acquisition of subsidiaries	7.6	–	–	–	7.6
(Charge)/credit to income	(18.3)	5.3	9.3	(4.2)	(7.9)
Exchange differences	(50.8)	(0.7)	(1.6)	(0.4)	(53.5)
Transfer to current tax	–	–	–	(4.8)	(4.8)
At 31 December 2006	442.8	17.0	19.3	10.5	489.6
Acquisition of subsidiaries	25.4	–	–	–	25.4
(Charge)/credit to income	(15.9)	2.3	0.2	15.1	1.7
Exchange differences	(9.9)	–	–	–	(9.9)
Transfer to current tax	–	(0.8)	13.0	(1.4)	10.8
At 31 December 2007	442.4	18.5	32.5	24.2	517.6

Other short-term temporary differences comprise a number of items, none of which is individually significant to the Group’s balance sheet. At 31 December 2007, £19.3 million related to property related temporary differences.

At the balance sheet date, the Group has gross tax losses and other temporary differences of £3,141.5 million available for offset against future profits. Deferred tax assets have been recognised in respect of the tax benefit of £290.5 million of such tax losses and other temporary differences.No deferred tax asset has been recognised in respect of the remaining £2,851.0 million of losses and other temporary differences as the Group considers that there will not be enough taxable profit in the entities concerned

15. Deferred tax (continued)

such that any additional asset could be considered recoverable. Included in the total unrecognised temporary differences are losses of £239.5 million that will expire by 2020 (a further £155.2 million will expire after this date). £2,119.7 million of losses may be carried forward indefinitely.

At the balance sheet date, the aggregate amount of the temporary differences in relation to the investment in subsidiaries for which deferred tax liabilities have not been recognised was £6,754.0 million (2006: £5,796.8 million). No liability has been recognised in respect of these differences because the Group is in a position to control the timing of the reversal of the temporary differences and the Group considers that it is probable that such differences will not reverse in the foreseeable future.

16. Inventory and work in progress

The following are included in the net book value of inventory and work in progress:

	2007 £m	2006 £m
Work in progress	340.7	339.6
Inventory	3.2	1.9
	343.9	341.5

17. Trade and other receivables

The following are included in trade and other receivables:

Amounts falling due within one year:

	2007 £m	2006 £m
Trade receivables	4,691.0	4,021.4
VAT and sales taxes recoverable	86.5	50.0
Prepayments and accrued income	753.5	422.1
Other debtors	609.8	438.4
	6,140.8	4,931.9

The ageing of our trade receivables and other financial assets is as follows:

			Past due but not impaired
	Carrying amount at 31 December 2007 £m	Neither past due nor impaired £m	0-30 days £m	31-90 days £m	91-180 days £m	181 days- 1 year £m	Greater than 1 year £m
Trade receivables	4,691.0	2,082.4	1,658.6	728.4	164.3	43.6	13.7
Other financial assets	600.7	339.8	123.8	49.9	30.7	22.8	33.7
	5,291.7	2,422.2	1,782.4	778.3	195.0	66.4	47.4

			Past due but not impaired
	Carrying amount at 31 December 2006 £m	Neither past due nor impaired £m	0-30 days £m	31-90 days £m	91-180 days £m	181 days- 1 year £m	Greater than 1 year £m
Trade receivables	4,021.4	1,785.1	1,421.9	624.4	140.8	37.4	11.8
Other financial assets	493.8	279.5	101.8	41.0	25.2	18.7	27.6
	4,515.2	2,064.6	1,523.7	665.4	166.0	56.1	39.4

Other financial assets are included in other debtors.

Past due amounts are not impaired where collection is still considered likely.

Amounts falling due after more than one year:

	2007 £m	2006 £m
Prepayments and accrued income	3.4	3.7
Other debtors	145.9	106.6
	149.3	110.3

Notes to the consolidated financial statements (continued)

17. Trade and other receivables (continued)

Movements on bad debt provisions were as follows:

	2007 £m	2006 £m
Balance at beginning of year	71.7	80.1
New acquisitions	1.0	0.9
Charged to operating costs	15.1	17.1
Exchange adjustments	2.3	(6.2)
Utilisations and other movements	(20.2)	(20.2)
Balance at end of year	69.9	71.7

The allowance for bad and doubtful debts is equivalent to 1.5% of gross trade accounts receivable.

The Group considers that the carrying amount of trade and other receivables approximates their fair value.

18. Trade and other payables: amounts falling due within one year

The following are included in trade and other payables falling due within one year:

	2007 £m	2006 £m
Trade payables	5,843.6	4,743.6
Other taxation and social security	276.4	182.7
Payments due to vendors (earnout agreements)	57.3	87.9
Loan notes due to vendors	2.7	1.8
Liabilities in respect of put option agreements with vendors	45.0	51.1
Other creditors and accruals	1,358.6	1,205.9
Deferred income	600.5	510.8
Share repurchases – close period commitments (note 27)	64.8	–
	8,248.9	6,783.8

The Group considers that the carrying amount of trade and other payables approximates their fair value.

19. Trade and other payables: amounts falling due after more than one year

The following are included in trade and other payables falling due after more than one year:

	2007 £m	2006 £m
Payments due to vendors (earnout agreements)	261.7	147.6
Liabilities in respect of put option agreements with vendors	37.0	28.8
Other creditors and accruals	161.7	155.5
	460.4	331.9

The Group considers that the carrying amount of trade and other payables approximates their fair value.

The following table sets out the undiscounted payments due to vendors, comprising deferred consideration and the directors’ best estimates of future earnout-related obligations:

	2007 £m	2006 £m
Within one year	58.2	88.9
Between one and two years	63.2	36.5
Between two and three years	85.7	34.7
Between three and four years	65.2	49.1
Between four and five years	48.6	27.8
Over five years	–	–
	320.9	237.0
Effect of discount rates	(1.9)	(1.5)
	319.0	235.5

20. Bank overdrafts, bonds and bank loans

Amounts falling due within one year:

	2007 £m	2006 £m
Bank overdrafts	977.9	706.8
Convertible bonds	81.5	548.7
Corporate bonds and bank loans	526.5	5.1
	1,585.9	1,260.6

The Group considers that the carrying amount of overdrafts and short-term borrowings approximates their fair value.

Amounts falling due after more than 1 year:

	2007 £m	2006 £m
Corporate bonds and bank loans	1,740.0	1,217.7

The Group estimates that the fair value of convertible and corporate bonds is £2,319.1 million at 31 December 2007 (2006: £1,809.3 million). The Group considers that the carrying amount of bank loans approximates their fair value.

The corporate bonds, convertible bonds, bank loans and overdrafts included within creditors fall due for repayment as follows:

	2007 £m	2006 £m
Within one year	1,585.9	1,260.6
Between one and two years	–	486.4
Between two and three years	–	–
Between three and four years	–	–
Between four and five years	–	–
Over five years	1,740.0	731.3
	3,325.9	2,478.3

21. Provisions for liabilities and charges

The movements in 2007 and 2006 were as follows:

	Property £m	Other £m	Total £m
1 January 2006	67.7	64.0	131.7
Charged to the income statement	0.8	0.2	1.0
New acquisitions	7.0	0.7	7.7
Utilised	(10.6)	(6.1)	(16.7)
Released to the income statement	(1.2)	(5.4)	(6.6)
Transfers	0.2	(3.8)	(3.6)
Exchange adjustments	(2.1)	(6.6)	(8.7)
31 December 2006	61.8	43.0	104.8
Charged to the income statement	7.6	14.7	22.3
New acquisitions	(0.3)	6.1	5.8
Utilised	(6.2)	(2.6)	(8.8)
Released to the income statement	(5.2)	(5.3)	(10.5)
Transfers	0.9	2.1	3.0
Exchange adjustments	0.1	0.1	0.2
31 December 2007	58.7	58.1	116.8

Provisions comprise liabilities where there is uncertainty about the timing of settlement, but where a reliable estimate can be made of the amount. These include provisions for vacant space, sub-let losses and other property-related liabilities. Also included are other provisions, such as certain long-term employee benefits and legal claims, where the likelihood of settlement is considered probable.

The Company and various of its subsidiaries are, from time to time, parties to legal proceedings and claims which arise in the ordinary course of business. The directors do not anticipate that the outcome of these proceedings and claims will have a material adverse effect on the Group’s financial position or on the results of its operations.

Notes to the consolidated financial statements (continued)

22. Share-based payments

Charges for share-based incentive plans were as follows:

	2007 £m	2006 £m	2005 £m
Share-based payments	62.4	70.9	68.6

Share-based payments comprise charges for stock options and restricted stock awards to employees of the group.

As of 31 December 2007, there was £69.8 million (2006: £58.1 million) of total unrecognised compensation cost related to the Group’s restricted stock plans. That cost is expected to be recognised over a weighted-average period of 11 months (2006: 12 months).

Further information on stock options is provided in note 26.

Restricted stock plans

The Group operates a number of equity-settled share incentive schemes, in most cases satisfied by the delivery of stock from one of the Group’s ESOP Trusts. The most significant current schemes are as follows:

Renewed Leadership Equity Acquisition Plan (Renewed LEAP)

Under Renewed LEAP, the most senior executives of the Group, including certain executive directors, commit WPP shares (‘investment shares’) in order to have the opportunity to earn additional WPP shares (‘matching shares’). The number of matching shares which a participant can receive at the end of the fixed performance period (five years in the case of the 2005, 2006 and 2007 grants; four years for the 2004 grant) is dependent on the performance (based on the Total Share Owner Return (TSR)) of the Company over that period against a comparator group of other listed communications services companies. The maximum possible number of matching shares for each of the 2007, 2006 and 2005 grants is five shares for each investment share. The 2004 Renewed LEAP plan vested in March 2008 at a match of 2.6 shares for each investment share.

Long-Term Incentive Plans (LTIP)

For 2004 and prior years, senior executives of most Group operating companies participated in their respective company’s long-term incentive plans, based on the achievement of three-year financial performance targets. These plans operated on a rolling three-year basis. The value of payments earned by executives over each performance period was typically based on the achievement of targeted improvements in the following performance measures over the relevant three-year period: (i) average operating profit or profit before taxation; (ii) average operating margin.

The last significant grant under LTIP vested in March 2007 as the scheme has been superseded by PSA (see below).

Performance Share Awards (PSA)

Grants of stock under PSA are dependent upon annual performance targets, typically based on one or more of: operating profit, profit before taxation and operating margin. Grants are made in the year following the year of performance measurement, and will vest two years after grant date provided the individual concerned is continually employed by the Group throughout this time.

Leaders, Partners and High Potential Group

Stock option grants under the executive stock option plan were not significant in 2007, 2006 or 2005 as the Group made grants of restricted stock (to be satisfied by stock from one of the Group’s ESOP trusts) to participants instead. Performance conditions include continued employment over the three-year vesting period.

Valuation methodology

For all of these schemes, the valuation methodology is based upon fair value on grant date, which is determined by the market price on that date or the application of a Black-Scholes model, depending upon the characteristics of the scheme concerned. The assumptions underlying the Black-Scholes model are detailed in note 26, including details of assumed dividend yields. Market price on any given day is obtained from external, publicly available sources.

Market/Non-market conditions

Most share-based plans are subject to non-market performance conditions, such as margin or growth targets, as well as continued employment. The Renewed LEAP scheme is subject to a number of performance conditions, including TSR, a market-based condition.

For schemes without market-based performance conditions, the valuation methodology above is applied and, at each year end, the relevant accrual for each grant is revised, if appropriate, to take account of any changes in estimate of the likely number of shares expected to vest.

22. Share-based payments (continued)

For schemes with market-based performance conditions, the probability of satisfying these conditions is assessed at grant date through a statistical model (such as the ‘Monte Carlo Model’) and applied to the fair value. This initial valuation remains fixed throughout the life of the relevant plan, irrespective of the actual outcome in terms of performance. Where a lapse occurs due to cessation of employment, the cumulative charge taken to date is reversed.

Movement on ordinary shares granted for significant restricted stock plans

	Non-vested 1 January 2007 number (m)	Granted number (m)	Lapsed number (m)	Vested number (m)	Non-vested 31 December 2007 number (m)
Renewed LEAP[1]	2.6	0.6	–	–	3.2
Long-Term Incentive Plans (LTIP)	3.9	–	(0.1)	(3.8)	–
Performance Share Awards (PSA)	4.4	3.6	(0.6)	(0.1)	7.3
Leaders, Partners and High Potential Group	6.0	3.0	(0.6)	–	8.4
Weighted average fair value (pence per share):
Renewed LEAP[1]	592p	623p	n/a	n/a	598p
Long-Term Incentive Plans (LTIP)	543p	n/a	525p	543p	n/a
Performance Share Awards (PSA)	669p	778p	717p	656p	719p
Leaders, Partners and High Potential Group	616p	648p	616p	570p	628p

Notes

[1]

The number of shares granted represent the ‘investment shares’ committed by participants at grant date. The actual number of shares that will vest is dependent on the extent to which the relevant performance criteria are satisfied.

The total fair value of shares vested for all the Group’s restricted stock plans during the year ended 31 December 2007 was £31.7 million (2006: £46.7 million, 2005: £17.3 million).

23. Provision for post-employment benefits

Companies within the Group operate a large number of pension schemes, the forms and benefits of which vary with conditions and practices in the countries concerned. The Group’s pension costs are analysed as follows:

	2007 £m	2006 £m	2005 £m
Defined contribution schemes	66.4	63.2	59.3
Defined benefit schemes charge to operating profit	14.3	18.5	16.3
Pension costs (note 5)	80.7	81.7	75.6
Expected return on pension scheme assets (note 6)	(28.1)	(25.2)	(24.2)
Interest on pension scheme liabilities (note 6)	33.8	32.4	32.0
	86.4	88.9	83.4

Defined benefit schemes

The pension costs are assessed in accordance with the advice of local independent qualified actuaries. The latest full actuarial valuations for the various schemes were carried out as at various dates in the last three years. These valuations have generally been updated by the local independent qualified actuaries to 31 December 2007.

The Group has a policy of closing defined benefit schemes to new members which has been effected in respect of a significant number of the schemes.

Contributions to funded schemes are determined in line with local conditions and practices. Certain contributions in respect of unfunded schemes are paid as they fall due. In 2006 the Group implemented a funding strategy under which our objective is to fully eliminate the deficit for funded schemes by 31 December 2010. The total contributions (for funded schemes) and benefit payments (for unfunded schemes) paid for 2007 amounted to £47.0 million (2006: £48.6 million, 2005: £35.6 million). Employer contributions and benefit payments in 2008 are expected to be £39.4 million.

Notes to the consolidated financial statements (continued)

23. Provision for post-employment benefits (continued)

(a) Assumptions

The main weighted average assumptions used for the actuarial valuations at 31 December are shown in the following table:

	2007 % pa	2006 % pa	2005 % pa	2004 % pa
UK
Discount rate	5.8	5.1	4.7	5.3
Rate of increase in salaries	4.8	4.5	4.3	4.3
Rate of increase in pensions in payment	4.1	3.9	3.8	3.8
Inflation	3.3	3.0	2.8	2.8
Expected rate of return on equities	7.3	7.3	7.3	7.5
Expected rate of return on bonds[1]	5.3	5.0	4.5	5.0
Expected rate of return on insured annuities	5.8	5.1	4.7	5.3
Expected rate of return on property	5.0	7.0	7.0	7.0
Expected rate of return on cash and other	4.8	4.8	4.3	3.0
Weighted average return on assets	5.8	5.6	5.2	5.7
North America
Discount rate	6.1	5.7	5.5	5.7
Rate of increase in salaries	4.6	4.0	4.0	4.0
Inflation	2.5	2.5	2.5	3.0
Expected rate of return on equities	7.9	7.9	7.9	7.9
Expected rate of return on bonds[1]	5.1	4.8	4.7	4.8
Expected rate of return on cash and other	3.0	3.0	3.0	1.8
Weighted average return on assets	6.7	6.8	6.7	6.9
Continental Europe
Discount rate	5.5	4.6	4.2	4.5
Rate of increase in salaries	2.9	2.8	2.9	3.1
Rate of increase in pensions in payment	2.1	2.0	1.6	1.7
Inflation	2.2	2.1	2.0	2.0
Expected rate of return on equities	7.2	7.2	6.7	7.0
Expected rate of return on bonds[1]	4.5	4.4	4.3	4.5
Expected rate of return on property	5.5	6.1	6.2	6.4
Expected rate of return on cash and other	4.3	3.4	2.5	2.6
Weighted average return on assets	5.3	5.5	5.4	5.5
Asia Pacific, Latin America, Africa & Middle East
Discount rate	3.9	3.1	3.5	3.1
Rate of increase in salaries	4.0	3.7	3.6	3.1
Inflation	4.6	1.2	2.0	1.5
Expected rate of return on equities	10.0	–	–	–
Expected rate of return on bonds[1,2]	6.2	5.3	8.2	7.9
Expected rate of return on property	–	10.0	11.0	10.0
Expected rate of return on cash and other[2]	1.6	2.0	1.6	1.6
Weighted average return on assets	3.7	3.2	3.3	3.1

Note

[1]	Expected rate of return on bonds assumptions refiect the yield expected on actual bonds held, whereas the discount rate assumptions are based on high-quality corporate bond yields.
[2]	Insurance instruments are classified in cash and other. In previous financial statements they were classified in bonds.

For the Group’s plans, the plans’ assets are invested with the objective of being able to meet current and future benefit payment needs, while controlling balance sheet volatility and future contributions. Plan assets are invested with a number of investment managers, and assets are diversified among equities, bonds, insured annuities, property and cash or other liquid investments. The primary use of bonds as an investment class is to match the anticipated cash flows from the plans to pay pensions. Various insurance policies have also been bought historically to provide a more exact match for the cash flows, including a match for the actual mortality of specific plan members. These insurance policies effectively provide

23. Provision for post-employment benefits (continued)

protection against both investment fluctuations and longevity risks. The strategic target allocation varies among the individual schemes.

Establishing the expected long-term rates of investment return on pension assets is a judgemental matter. Management considers the types of investment classes in which our pension plan assets are invested and the expected compound return we can reasonably expect the portfolio to earn over time, which reflects forward-looking economic assumptions.

Management reviews the expected long-term rates of return on an annual basis and revises them as appropriate.

Also, we periodically commission detailed asset and liability studies performed by third-party professional investment advisors and actuaries, which generate probability-adjusted expected future returns on those assets. These studies also project our estimated future pension payments and evaluate the efficiency of the allocation of our pension plan assets into various investment categories.

The studies performed at the time we set these assumptions supported the reasonableness of our return assumptions based on the target allocation of investment classes and the then current market conditions.

At 31 December 2007, the life expectancies underlying the value of the accrued liabilities for the main defined benefit pension plans operated by the Group were as follows:

Years life expectancy after age 65	All plans	North America	UK	Europe	Asia Pacific
– current pensioners – male	19.6	19.0	20.5	18.3	19.3
– current pensioners – female	22.2	21.0	23.3	21.7	24.7
– future pensioners (current age 45) – male	20.5	19.0	21.9	20.6	21.4
– future pensioners (current age 45) – female	23.2	21.0	24.8	23.8	28.2

The life expectancies after age 65 at 31 December 2006 were 19.4 years and 22.1 years for male and female current pensioners respectively, and 20.3 years and 23.1 years for male and female future pensioners (current age 45) respectively.

For a 0.25% increase or decrease in the discount rate at 31 December 2007, the 2008 pension expense would be broadly unchanged as the change in service cost and interest cost are similar. The effect on the year-end 2007 pension deficit would be a decrease or increase, respectively, of approximately £20.0 million.

(b) Assets and liabilities

At 31 December, the fair value of the assets in the schemes, and the assessed present value of the liabilities in the schemes are shown in the following table:

	2007 £m	%	2006 £m	%	2005 £m	%
Group
Equities	174.2	34.6	173.7	36.9	164.2	36.2
Bonds	203.8	40.4	198.0	42.1	191.1	42.2
Insured annuities	65.0	12.9	70.8	15.1	73.2	16.1
Property	16.6	3.3	18.7	4.0	17.5	3.9
Cash	44.4	8.8	9.2	1.9	7.2	1.6
Total fair value of assets	504.0	100.0	470.4	100.0	453.2	100.0
Present value of scheme liabilities	(637.6)		(657.0)		(684.6)
Deficit in the schemes	(133.6)		(186.6)		(231.4)
Irrecoverable surplus	(0.5)		(1.0)		–
Unrecognised past service cost	(0.9)		–		–
Net liability[1]	(135.0)		(187.6)		(231.4)
Schemes in surplus	8.4		4.7		–
Schemes in deficit	(143.4)		(192.3)		(231.4)

Note

[1]	The related deferred tax asset is discussed in note 15.

Notes to the consolidated financial statements (continued)

23. Provision for post-employment benefits (continued)

The total fair value of assets, present value of scheme liabilities and deficit in the scheme for 2004 were £329.9 million, £595.2 million and £202.3 million respectively.

Deficit in schemes by region

	2007 £m	2006 £m	2005 £m
UK	(24.2)	(50.0)	(54.4)
North America	(59.6)	(82.3)	(117.6)
Continental Europe	(46.7)	(51.2)	(55.1)
Asia Pacific, Latin America, Africa & Middle East	(3.1)	(3.1)	(4.3)
Deficit in the schemes	(133.6)	(186.6)	(231.4)

Some of the Group’s defined benefit schemes are unfunded (or largely unfunded) by common custom and practice in certain jurisdictions. In the case of these unfunded schemes, the benefit payments are made as and when they fall due. Pre-funding of these schemes would not be typical business practice.

The following table shows the split of the deficit at 31 December 2007, 2006 and 2005 between funded and unfunded schemes.

	2007 (Deficit)/ surplus £m	2007 Present value of scheme liabilities £m	2006 Deficit £m	2006 Present value of scheme liabilities £m	2005 Deficit £m	2005 Present value of scheme liabilities £m
Funded schemes by region
UK	(24.2)	(274.2)	(50.0)	(295.8)	(54.4)	(290.1)
North America	1.6	(183.5)	(15.0)	(178.9)	(44.9)	(203.0)
Continental Europe	(16.2)	(77.6)	(19.3)	(72.5)	(24.1)	(77.1)
Asia Pacific, Latin America, Africa & Middle East	(1.6)	(9.1)	(2.1)	(9.6)	(2.5)	(8.9)
Deficit/liabilities in the funded schemes	(40.4)	(544.4)	(86.4)	(556.8)	(125.9)	(579.1)
Unfunded schemes by region
UK	–	–	–	–	–	–
North America	(61.2)	(61.2)	(67.3)	(67.3)	(72.7)	(72.7)
Continental Europe	(30.5)	(30.5)	(31.9)	(31.9)	(31.0)	(31.0)
Asia Pacific, Latin America, Africa & Middle East	(1.5)	(1.5)	(1.0)	(1.0)	(1.8)	(1.8)
Deficit/liabilities in the unfunded schemes	(93.2)	(93.2)	(100.2)	(100.2)	(105.5)	(105.5)

Deficit/liabilities in the schemes	(133.6)	(637.6)	(186.6)	(657.0)	(231.4)	(684.6)

In accordance with IAS 19, schemes that are wholly or partially funded are considered funded schemes. In previous financial statements, schemes with funding levels of less than 50% were considered unfunded schemes.

23. Provision for post-employment benefits (continued)

(c) Pension expense

The following table shows the breakdown of the pension expense between amounts charged to operating profit, amounts charged to finance income and finance costs and amounts recognised in the statement of recognised income and expense (SORIE):

	2007 £m	2006 £m	2005 £m
Group
Current service cost	16.2	18.3	17.9
Past service (income)/cost	(1.1)	0.3	(1.4)
Gain on settlements and curtailments	(0.8)	(0.1)	(0.2)
Charge to operating profit	14.3	18.5	16.3
Expected return on pension scheme assets	(28.1)	(25.2)	(24.2)
Interest on pension scheme liabilities	33.8	32.4	32.0
Charge to profit before taxation for defined benefit schemes	20.0	25.7	24.1

(Loss)/gain on pension scheme assets relative to expected return	(6.0)	9.3	22.4
Experience gains arising on the scheme liabilities	0.1	3.5	3.6
Changes in assumptions underlying the present value of the scheme liabilities	35.4	(0.5)	(31.3)
Change in irrecoverable surplus	0.5	(1.0)	–
Movement in exchange rates	(3.0)	14.7	(10.9)
Actuarial gain/(loss) recognised in SORIE	27.0	26.0	(16.2)

As at 31 December 2007 the cumulative amount of net actuarial losses recognised in equity since 1 January 2001 was £63.5 million (31 December 2006: £90.5 million, 31 December 2005: £116.5 million). Of this amount, a net gain of £18.3 million was recognised since the 1 January 2004 adoption of IAS 19.

In accordance with IAS 19, certain other long-term employee benefits should be measured in the same manner as a defined benefit plan. In 2005, the SORIE included £0.3 million for such plans.

(d) Movement in scheme obligations

The following table shows an analysis of the movement in the scheme obligations for each accounting period:

	2007 £m	2006 £m	2005 £m
Change in benefit obligation
Benefit obligation at beginning of year	657.0	684.6	595.2
Service cost	16.2	18.3	17.9
Interest cost	33.8	32.4	32.0
Plan participants’ contributions	0.5	0.5	0.6
Actuarial (gain)/loss	(35.5)	(3.0)	27.7
Benefits paid	(40.2)	(40.1)	(38.4)
Loss/(gain) due to exchange rate movements	7.2	(37.8)	25.6
Plan amendments	(2.0)	0.3	(1.4)
Acquisitions	0.3	–	14.2
Reclassification	1.1	5.8	11.4
Settlements and curtailments	(0.8)	(4.0)	(0.2)
Benefit obligation at end of year	637.6	657.0	684.6

The reclassifications represent certain of the Group’s defined benefit plans which are included in this note for the first time in the periods presented.

Notes to the consolidated financial statements (continued)

23. Provision for post-employment benefits (continued)

(e) Movement in scheme assets

The following table shows an analysis of the movement in the scheme assets for each accounting period:

	2007 £m	2006 £m	2005 £m
Change in plan assets
Fair value of plan assets at beginning of year	470.4	453.2	392.9
Expected return on plan assets	28.1	25.2	24.2
Actuarial (loss)/gain on plan assets	(6.0)	9.3	22.4
Employer contributions	47.0	48.6	35.6
Plan participants’ contributions	0.5	0.5	0.6
Benefits paid	(40.2)	(40.1)	(38.4)
Loss/(gain) due to exchange rate movements	4.2	(23.1)	14.7
Acquisitions	–	–	1.2
Reclassification	–	0.7	–
Settlements	–	(3.9)	–
Fair value of plan assets at end of year	504.0	470.4	453.2
Actual return on plan assets	22.1	34.5	46.6
(f) History of experience gains and losses
	2007 £m	2006 £m	2005 £m
(Loss)/gain on pension scheme assets relative to expected return:
Amount	(6.0)	9.3	22.4
Percentage of scheme assets	1.2%	2.0%	4.9%

Experience gains arising on the scheme liabilities:
Amount	0.1	3.5	3.6
Percentage of the present value of the scheme liabilities	0.0%	0.5%	0.5%

Total gain/(loss) recognised in SORIE:
Amount	27.0	26.0	(16.2)
Percentage of the present value of the scheme liabilities	4.2%	4.0%	(2.4%)

The experience gains on pension scheme assets and scheme liabilities in 2004 were £13.5 million and £1.2 million respectively.

24. Risk management policies

Foreign currency risk

The Group’s results in pounds sterling are subject to fluctuation as a result of exchange rate movements. The Group does not hedge this translation exposure to its earnings but does hedge the currency element of its net assets using foreign currency borrowings, cross-currency swaps and forward foreign exchange contracts.

Interest rate risk

The Group is exposed to interest rate risk on both interest-bearing assets and interest-bearing liabilities. The Group has a policy of actively managing its interest rate risk exposure while recognising that fixing rates on all its debt eliminates the possibility of benefiting from rate reductions and similarly, having all its debt at floating rates unduly exposes the Group to increases in rates.

Liquidity risk

The Group actively maintains a mixture of long- and short-term committed facilities that are designed to ensure the Group has sufficient available funds to meet current and forecast financial requirements as cost-effectively as possible. As at 31 December 2007 the Group has a committed credit facility of £759 million which was undrawn.

Capital risk management

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximising the return to stakeholders through the optimisation of the debt and equity balance. The capital structure of the Group consists of debt, which includes the borrowings disclosed in note 10, cash and cash equivalents and equity attributable to equity holders of the parent, comprising issued capital, reserves and retained earnings as disclosed in notes 26 and 27.

24. Risk management policies (continued)

Credit risk

The Group’s principal financial assets are cash and short-term deposits, trade and other receivables and investments, the carrying values of which represent the Group’s maximum exposure to credit risk in relation to financial assets, as shown in note 25.

The Group’s credit risk is primarily attributable to its trade receivables. The majority of the Group’s trade receivables are due from large national or multinational companies where the risk of default is considered low. The amounts presented in the balance sheet are net of allowances for doubtful receivables, estimated by the Group’s management based on prior experience and their assessment of the current economic environment.

The credit risk on liquid funds and derivative financial instruments is limited because the counterparties are banks with high credit-ratings assigned by international credit-rating agencies.

A relatively small number of clients contribute a significant percentage of the Group’s consolidated revenues. The Group’s clients generally are able to reduce advertising and marketing spending or cancel projects at any time for any reason. There can be no assurance that any of the Group’s clients will continue to utilise the Group’s services to the same extent, or at all, in the future. A significant reduction in advertising and marketing spending by, or the loss of one or more of, the Group’s largest clients, if not replaced by new client accounts or an increase in business from existing clients, would adversely affect the Group’s prospects, business, financial condition and results of operations.

Sensitivity analysis

The following sensitivity analysis addresses the effect of currency and interest rate risks on the Group’s financial instruments. The analysis assumes that all hedges are highly effective.

Currency risk

A 10% weakening of sterling against the Group’s major currencies would result in the following losses, which would be posted directly to equity. These losses would arise on the retranslation of foreign currency denominated borrowings and derivatives designated as effective net investment hedges of overseas net assets. These losses would be offset in equity by a corresponding gain arising on the retranslation of the related hedged foreign currency net assets. A 10% strengthening of sterling would have an equal and opposite effect. There are no other material foreign exchange exposures which would create gains or losses to the functional reporting currencies of individual entities in the Group.

	2007 £m	2006 £m
United States Dollar	51.8	10.7
Euro	44.0	66.0

Interest rate risk

A one percentage point increase or decrease in market interest rates for all currencies in which the Group had borrowings at 31 December 2007 would increase or decrease profit before tax respectively by approximately £11.1 million (2006: £7.7 million). The effect on equity as at 31 December 2007 would be £22.7 million (2006: £11.6 million). This has been calculated by applying the interest rate change to the Group’s variable rate borrowings.

Notes to the consolidated financial statements (continued)

25. Financial instruments

Currency derivatives

The Group utilises currency derivatives to hedge significant future transactions and cash flows and the exchange risk arising on translation of the Group’s investments in foreign operations. The Group is a party to a variety of foreign currency derivatives in the management of its exchange rate exposures. The instruments purchased are primarily denominated in the currencies of the Group’s principal markets.

At 31 December 2007, the fair value of the Group’s currency derivatives is estimated to be a net liability of approximately £7.2 million (2006: £7.2 million asset). These amounts are based on market values of equivalent instruments at the balance sheet date, comprising £50.3 million (2006: £32.1 million) assets included in trade and other receivables and £57.5 million (2006: £24.9 million) liabilities included in trade and other payables. The fair value movement of currency derivatives during the year that are designated and effective as net investment hedges amounts to £6.7 million (2006: £22.9 million) and has been charged to and deferred in equity.

Changes in the fair value relating to the ineffective portion of the currency derivatives amounted to £7.0 million (2006: £1.3 million, 2005: £4.4 million) which has been charged to finance costs for the year. This charge resulted from a £19.2 million loss on hedging instruments and a £12.2 million gain on hedged items.

The Group currently designates its foreign currency-denominated debt and cross-currency swaps as hedging instruments against the currency risk associated with the translation of its foreign operations.

At the balance sheet date, the total nominal amount of outstanding forward foreign exchange contracts not designated as hedges was £412.6 million. The Group estimates the fair value of these contracts is £1.5 million.

These arrangements are designed to address significant exchange exposure and are renewed on a revolving basis as required.

Interest rate swaps

The Group uses interest rate swaps as hedging instruments in fair value hedges to manage its exposure to interest rate movements on its borrowings. Contracts with nominal values of €200 million have fixed interest receipts at 6.00% up until June 2008 and have floating interest payments averaging EURIBOR plus 2.185%. Contracts with a nominal value of € 1,300 million have fixed interest receipts of 4.96% up until July 2013 and have floating interest payments averaging EURIBOR plus 0.90%. Contracts with a nominal value of €100 million have fixed interest payments of 5.56% until June 2014 and have floating rate receipts averaging LIBOR plus 0.96%.

Contracts with a nominal value of £200 million have fixed interest receipts of 6.00% up until April 2017 and have floating rate payments averaging LIBOR plus 0.64%.

The fair value of interest rate swaps entered into at 31 December 2007 is estimated to be a net asset of approximately £0.4 million (2006: £0.1 million). These amounts are based on market values of equivalent instruments at the balance sheet date, comprising £22.7 million (2006: £8.2 million) assets included in trade and other receivables and £22.3 million (2006: £8.1 million) liabilities included in trade and other payables.

Changes in the fair value relating to the ineffective portion of interest rate swaps amounted to £0.1 million (2006: £1.3 million, 2005: nil) which has been charged to finance costs for the year. This charge resulted from a £2.3 million gain on hedging instruments and a £2.4 million loss on hedged items.

25. Financial instruments (continued)

An analysis of the Group’s financial assets and liabilities by accounting classification is set out below:

	Derivatives in designated hedge relationships £m	Held for trading £m	Loans & receivables £m	Available for sale £m	Amortised cost £m	Carrying value £m
2007
Other investments	–	–	–	268.6	–	268.6
Cash and short-term deposits	–	–	2,040.2	–	–	2,040.2
Bank overdrafts and loans	–	–	–	–	(1,585.9)	(1,585.9)
Bonds and bank loans	–	–	–	–	(1,740.0)	(1,740.0)
Trade and other receivables: amounts falling due within one year	–	–	5,219.1	–	–	5,219.1
Trade and other receivables: amounts falling due after more than one year	–	–	72.6	–	–	72.6
Trade and other payables: amounts falling due within one year	–	–	–	–	(5,883.0)	(5,883.0)
Trade and other payables: amounts falling after more than one year	–	–	–	–	(12.6)	(12.6)
Derivative assets	73.0	5.5	–	–	–	78.5
Derivative liabilities	(79.8)	–	–	–	–	(79.8)
Share repurchases – close period commitments	–	(64.8)	–	–	–	(64.8)
Liabilities in respect of put options	–	(82.0)	–	–	–	(82.0)
	(6.8)	(141.3)	7,331.9	268.6	(9,221.5)	(1,769.1)

Notes to the consolidated financial statements (continued)

25. Financial instruments (continued)

	Derivatives in designated hedge relationships £m	Held for trading £m	Loans & receivables £m	Available for sale £m	Amortised cost £m	Carrying value £m
2006
Other investments	–	–	–	136.5	–	136.5
Cash and short-term deposits	–	–	1,663.7	–	–	1,663.7
Bank overdrafts and loans	–	–	–	–	(1,260.6)	(1,260.6)
Bonds and bank loans	–	–	–	–	(1,217.7)	(1,217.7)
Trade and other receivables: amounts falling due within one year	–	–	4,443.5	–	–	4,443.5
Trade and other receivables: amounts falling due after more than one year	–	–	71.7	–	–	71.7
Trade and other payables: amounts falling due within one year	–	–	–	–	(4,758.4)	(4,758.4)
Trade and other payables: amounts falling after more than one year	–	–	–	–	(3.7)	(3.7)
Derivative assets	40.3	3.7	–	–	–	44.0
Derivative liabilities	(33.0)	–	–	–	–	(33.0)
Liabilities in respect of put options	–	(79.9)	–	–	–	(79.9)
	7.3	(76.2)	6,178.9	136.5	(7,240.4)	(993.9)

The fair value of financial assets and liabilities are based on quoted market prices where available. Where market value is not available, the Group has estimated relevant fair values on the basis of publicly available information from outside sources or on the basis of discounted cashflow models where appropriate.

26. Authorised and issued share capital

	Equity ordinary shares	Nominal value £m
Authorised
At 1 January 2006	1,750,000,000	175.0
At 31 December 2006	1,750,000,000	175.0
At 31 December 2007	1,750,000,000	175.0

Issued and fully paid
At 1 January 2006	1,252,899,372	125.3
Exercise of share options	20,984,083	2.1
Share cancellations	(33,157,108)	(3.3)
Other	(121,160)	(0.0)
At 31 December 2006	1,240,605,187	124.1
Exercise of share options	7,773,345	0.7
Share cancellations	(57,193,623)	(5.7)
Acquisitions	305,354	0.1
Other	1,000	0.0
At 31 December 2007	1,191,491,263	119.2

Fully paid ordinary shares, which have a per value of 10p, carry one vote per share and the right to dividends.

Share options

WPP Executive Share Option Scheme

As at 31 December 2007, unexercised options over ordinary shares of 12,379,801 and unexercised options over ADRs of 3,870,415 have been granted under the WPP Executive Share Option Scheme as follows:

Number of ordinary shares under option	Exercise price per share (£)	Exercise dates
493,629	2.930	2001 - 2008
5,022	3.030	2001 - 2008
10,950	3.270	2001 - 2008
7,973	3.763	2006 - 2013
42,899	3.763	2006 - 2013
4,239	3.763	2006 - 2013
110,667	4.210	2005 - 2012
1,383,200	4.210	2005 - 2012
53,652	4.210	2006 - 2012
30,658	4.210	2005 - 2013
3,832	4.210	2005 - 2012
32,385	4.210	2005 - 2012
4,597	4.210	2005 - 2012
3,832	4.210	2005 - 2012
77,552	4.438	2005 - 2012
6,759	4.438	2005 - 2012
41,170	4.615	2006 - 2013
51,247	4.615	2007 - 2013
68,817	4.865	2004 - 2011
1,071,242	4.865	2004 - 2011
31,558	4.865	2005 - 2011
38,543	5.185	2002 - 2009
2,000,000	5.490	2007 - 2014
27,288	5.520	2008 - 2014
197,094	5.535	2007 - 2014
1,141,935	5.535	2007 - 2014
942,601	5.535	2007 - 2014
38,524	5.535	2008 - 2014
28,942	5.535	2007 - 2008

Notes to the consolidated financial statements (continued)

26. Authorised and issued share capital (continued)

Number of ordinary shares under option	Exercise price per share (£)	Exercise dates
6,124	5.535	2007 - 2015
987	5.535	2007 - 2014
24,390	5.535	2007 - 2014
2,469	5.535	2007 - 2014
240,293	5.535	2007 - 2014
235,976	5.595	2006 - 2013
1,807,700	5.595	2006 - 2013
17,194	5.595	2006 - 2014
39,698	5.595	2007 - 2013
18,709	5.595	2006 - 2013
47,660	5.595	2006 - 2013
29,636	5.595	2006 - 2013
291,465	5.595	2006 - 2013
235,251	5.700	2002 - 2009
7,740	5.725	2007 - 2014
9,676	5.725	2007 - 2014
11,423	5.775	2009 - 2015
14,826	5.818	2008 - 2015
2,964	5.818	2008 - 2015
8,940	5.895	2008 - 2015
11,175	5.895	2008 - 2015
2,235	5.895	2008 - 2015
11,980	5.895	2008 - 2015
8,778	6.105	2008 - 2015
25,510	6.105	2008 - 2015
9,828	6.105	2008 - 2015
8,830	6.228	2010 - 2017
7,876	6.228	2011 - 2017
4,280	6.718	2009 - 2016
10,700	6.718	2009 - 2016
4,280	6.718	2009 - 2016
23,480	6.718	2009 - 2016
69,369	6.718	2009 - 2016
19,566	6.718	2011 - 2016
2,062	6.938	2009 - 2016
49,906	7.180	2005 - 2012
33,099	7.550	2005 - 2012
30,294	7.550	2005 - 2012
66,189	7.550	2005 - 2012
317,846	7.550	2005 - 2012
3,741	7.550	2006 - 2012
15,870	7.723	2010 - 2017
22,396	8.110	2004 - 2011
38,566	8.110	2004 - 2011
6,544	8.193	2004 - 2011
19,630	8.193	2004 - 2011
394,774	9.010	2003 - 2010
11,575	9.010	2004 - 2010
115,590	9.010	2003 - 2010
19,428	10.770	2003 - 2010
10,476	10.770	2003 - 2010

26. Authorised and issued share capital (continued)

Number of ADRs under option	Exercise price per ADR ($)	Exercise dates
12,457	30.080	2006 - 2013
2,692	30.080	2006 - 2013
535,364	33.200	2005 - 2012
8,732	33.200	2005 - 2012
2,881	34.702	2005 - 2012
368,031	35.380	2004 - 2011
195,194	46.475	2002 - 2009
975,375	47.410	2006 - 2013
30,471	47.410	2006 - 2013
630	47.410	2006 - 2013
44,222	47.410	2006 - 2013
3,163	47.410	2006 - 2013
1,548	48.450	2007 - 2014
17,459	50.670	2008 - 2015
197	50.670	2008 - 2015
982,954	50.800	2007 - 2014
196	50.800	2007 - 2014
18,597	50.800	2007 - 2014
2,952	50.800	2007 - 2014
42,460	50.800	2007 - 2014
38,401	51.220	2007 - 2014
15,222	53.030	2005 - 2012
15,096	54.050	2005 - 2012
133,837	54.050	2005 - 2012
18,439	54.230	2008 - 2015
458	54.570	2008 - 2015
4,581	54.570	2008 - 2015
8,973	55.740	2008 - 2015
898	55.740	2008 - 2015
898	55.740	2008 - 2015
2,691	57.020	2008 - 2015
21,992	57.020	2008 - 2015
6,976	57.338	2003 - 2010
20,096	58.238	2004 - 2011
856	58.460	2009 - 2016
22,666	58.460	2009 - 2016
856	58.460	2009 - 2016
10,159	58.886	2004 - 2010
7,249	61.290	2009 - 2016
7,249	61.290	2010 - 2016
7,248	61,290	2011 - 2016
16,210	61.690	2009 - 2016
49,544	62.110	2003 - 2010
2,415	62.110	2005 - 2010
187,950	62.263	2003 - 2010
796	62.810	2010 - 2017
468	63.900	2009 - 2016
2,423	63.900	2009 - 2016
2,007	74.720	2010 - 2017
5,594	75.940	2010 - 2017
12,592	84.485	2003 - 2010

Notes to the consolidated financial statements (continued)

26. Authorised and issued share capital (continued)

WPP Worldwide Share Ownership Program

As at 31 December 2007, unexercised options over ordinary shares of 5,838,150 and unexercised options over ADRs of 804,232 have been granted under the WPP Worldwide Share Ownership Program as follows:

Number of ordinary shares under option	Exercise price per share (£)	Exercise dates
3,000	3.400	2001 - 2008
235,800	3.903	2006 - 2013
1,400	3.903	2006 - 2013
3,000	3.903	2006 - 2013
6,000	3.903	2007 - 2013
9,275	4.210	2005 - 2012
1,625	4.210	2005 - 2013
1,000	5.210	2004 - 2011
98,675	5.315	2002 - 2009
1,400	5.315	2003 - 2009
12,000	5.435	2008 - 2014
7,125	5.435	2007 - 2008
1,875	5.435	2007 - 2011
385,500	5.435	2007 - 2014
10,375	5.435	2007 - 2014
8,125	5.775	2008 - 2015
3,250	5.990	2004 - 2011
13,375	6.195	2008 - 2015
972,175	6.195	2008 - 2015
8,875	6.195	2009 - 2015
4,500	6.195	2008 - 2012
15,420	6.668	2009 - 2017
109,159	6.740	2009 - 2016
1,010,323	6.938	2009 - 2016
109,270	6.938	2010 - 2016
9,039	6.938	2010 - 2016
5,000	6.938	2009 - 2013
43,500	7.005	2010 - 2017
422,350	7.180	2005 - 2012
8,875	7.180	2006 - 2012
130,875	7.478	2011 - 2017
1,411,714	7.718	2010 - 2017
16,650	7.718	2010 - 2014
10,875	7.718	2011 - 2017
17,750	7.718	2010 - 2017
400,025	7.790	2003 - 2010
5,500	7.790	2004 - 2010
317,600	7.960	2004 - 2011
5,875	7.960	2005 - 2011

Number of ADRs under option	Exercise price per ADR ($)	Exercise dates
54,510	30.800	2006 - 2013
64,605	49.880	2007 - 2014
35,710	53.030	2005 - 2012
33,780	56.480	2004 - 2011
144,995	59.520	2008 - 2015
201,594	60.690	2009 - 2016
269,038	75.760	2010 - 2017

26. Authorised and issued share capital (continued)

Young & Rubicam Inc 1997 Incentive Compensation Plan

As of 31 December 2007, unexercised options over ordinary shares of 581,929 and unexercised options over ADRs of 479,920 have been granted under the Young & Rubicam Inc 1997 Incentive Compensation Plan as follows:

Number of ordinary shares under option	Exercise price per share (£)	Exercise dates
83,500	4.705	2000 - 2008
208,751	6.163	2000 - 2009
41,750	6.328	2000 - 2009
227,053	7.052	2000 - 2010
10,437	7.569	2000 - 2009
10,438	8.996	2000 - 2010

Number of ADRs under option	Exercise price per ADR ($)	Exercise dates
124,437	44.611	2000 - 2009
10,985	46.557	2000 - 2009
11,481	48.204	2000 - 2010
174,156	51.048	2000 - 2010
25,050	53.443	2000 - 2009
83,500	54.042	2000 - 2009
33,400	56.287	2000 - 2009
1,963	59.656	2000 - 2010
6,263	60.479	2000 - 2010
2,923	63.772	2000 - 2010
1,670	71.781	2000 - 2010
1,587	72.605	2000 - 2010
2,505	84.731	2000 - 2010

Tempus Group plc 1998 Long Term Incentive Plan

As at 31 December 2007, unexercised options over ordinary shares of 106,295 have been granted under the Tempus Group plc 1998 Long Term Incentive Plan as follows:

Number of ordinary shares under option	Exercise price per share (£)	Exercise dates
49,827	2.260	2001 - 2008
24,306	4.920	2001 - 2011
12,153	5.580	2001 - 2011
20,009	6.000	2001 - 2010

The Grey Global Group, Inc 1994 Stock Incentive Plan

As at 31 December 2007, unexercised options over ordinary shares of 54,365 and unexercised options over ADRs of 147,394 have been granted under the Grey Global Group, Inc 1994 Stock Incentive Plan as follows:

Number of ordinary shares under option	Exercise price per share (£)	Exercise dates
54,365	3.499	2007 - 2011

Number of ADRs under option	Exercise price per ADR ($)	Exercise dates
11,525	14.370	2005 - 2009
20,810	19.540	2005 - 2010
2,914	27.290	2005 - 2011
7,089	28.210	2006 - 2013
1,827	28.300	2005 - 2012
4,545	29.410	2005 - 2011
7,046	30.270	2007 - 2011
5,807	30.830	2005 - 2012
5,785	31.220	2005 - 2012
6,371	31.420	2005 - 2012
21,745	31.750	2008 - 2011

Notes to the consolidated financial statements (continued)

26. Authorised and issued share capital (continued)

Number of ADRs under option	Exercise price per ADR ($)	Exercise dates
6,264	31.940	2007 - 2011
10,874	33.500	2007 - 2011
21,745	34.120	2007 - 2011
13,047	36.110	2008 - 2010

24/7 Real Media, Inc 2002 Stock Incentive Plan

As at 31 December 2007, unexercised options over ADRs of 236,822 have been granted under the 24/7 Real Media, Inc 2002 Stock Incentive Plan as follows:

Number of ADRs under option	Exercise price per ADR ($)	Exercise dates
8	1.340	2007 - 2013
2,988	15.880	2007 - 2014
427	17.150	2007 - 2014
434	18.230	2007 - 2015
109	18.420	2007 - 2015
114	19.250	2007 - 2015
76	19.310	2007 - 2015
147	19.370	2007 - 2015
296	19.440	2007 - 2015
1,574	19.950	2007 - 2015
69	20.010	2007 - 2015
187	20.070	2007 - 2015
414	20.330	2007 - 2015
137	20.640	2007 - 2015
46	20.770	2007 - 2014
28	20.840	2007 - 2014
250	20.960	2007 - 2015
112	21.030	2007 - 2014
42	21.220	2007 - 2014
89	21.600	2007 - 2014
132	22.490	2007 - 2015
99	22.550	2007 - 2015
66	22.870	2007 - 2015
79	23.180	2007 - 2015
167	23.440	2007 - 2015
289	23.820	2007 - 2014
16	23.950	2007 - 2014
654	24.200	2007 - 2014
246	24.330	2007 - 2014
161	25.150	2007 - 2015
177	25.410	2007 - 2014
118	25.600	2007 - 2015
118	25.660	2007 - 2015
315	25.920	2007 - 2015
157	25.980	2007 - 2015
553	26.110	2007 - 2015
400	26.870	2007 - 2015
1,023	27.120	2007 - 2015
79,771	27.500	2007 - 2015
374	28.520	2007 - 2014
148	28.770	2007 - 2015
170	34.620	2007 - 2015
170	34.680	2007 - 2015
102	34.930	2007 - 2015
205	35.060	2007 - 2015

26. Authorised and issued share capital (continued)

Number of ADRs under option	Exercise price per ADR ($)	Exercise dates
629	37.730	2007 - 2015
92	37.850	2007 - 2015
89	38.870	2007 - 2015
114,820	40.650	2007 - 2015
110	41.470	2007 - 2015
2,017	44.710	2007 - 2015
533	45.290	2007 - 2016
594	45.410	2007 - 2016
143	45.730	2007 - 2015
341	46.050	2007 - 2016
1,903	46.170	2007 - 2015
190	46.300	2007 - 2015
69	46.620	2007 - 2016
157	46.750	2008 - 2017
95	47.000	2007 - 2015
393	48.270	2008 - 2017
345	48.330	2007 - 2016
597	48.590	2007 - 2016
157	48.650	2007 - 2016
235	48.970	2008 - 2017
143	49.100	2007 - 2015
157	49.540	2007 - 2016
115	49.600	2007 - 2016
314	49.670	2007 - 2016
89	50.490	2007 - 2016
785	50.680	2007 - 2016
393	50.750	2008 - 2017
78	51.000	2008 - 2017
236	51.130	2007 - 2016
550	51.380	2008 - 2017
156	52.400	2007 - 2016
234	52.590	2008 - 2017
99	52.910	2007 - 2016
157	53.030	2008 - 2017
70	53.410	2007 - 2016
157	53.480	2008 - 2017
78	53.670	2008 - 2017
701	53.790	2007 - 2016
314	54.110	2007 - 2016
1,258	54.240	2007 - 2016
974	54.560	2007 - 2016
158	54.680	2007 - 2016
157	54.870	2007 - 2016
393	55.130	2007 - 2016
1,022	55.260	2007 - 2016
78	55.380	2007 - 2016
115	55.450	2007 - 2016
157	55.570	2007 - 2016
179	55.640	2007 - 2016
472	55.760	2007 - 2016
105	55.890	2007 - 2016
549	56.270	2007 - 2016
392	56.340	2007 - 2016
148	56.650	2007 - 2016

Notes to the consolidated financial statements (continued)

26. Authorised and issued share capital (continued)

Number of ADRs under option	Exercise price per ADR ($)	Exercise dates
574	56.720	2007 - 2016
138	56.910	2007 - 2016
235	57.480	2008 - 2017
157	57.670	2007 - 2016
262	57.730	2007 - 2016
157	58.110	2007 - 2016
354	58.680	2007 - 2016
863	58.940	2007 - 2017
314	59.070	2007 - 2016
157	59.190	2007 - 2016
393	60.020	2007 - 2016
156	61.230	2008 - 2017
78	61.800	2008 - 2017
324	61.920	2007 - 2016
471	62.050	2007 - 2016
157	62.240	2008 - 2017
472	62.810	2008 - 2017
45	62.880	2007 - 2014
786	62.940	2008 - 2017
314	63.130	2008 - 2017
157	63.320	2008 - 2017
314	63.640	2008 - 2017
708	63.890	2008 - 2017
112	64.270	2007 - 2016
54	64.650	2007 - 2016
56	64.850	2007 - 2016
156	64.970	2007 - 2016
78	65.540	2007 - 2016
212	66.430	2007 - 2016
112	67.580	2007 - 2016
157	70.500	2008 - 2017
550	74.240	2008 - 2017

The aggregate status of the WPP Share Option Schemes during 2007 was as follows:

Movement on options granted (represented in ordinary shares)

	Outstanding						Exercisable
	1 January 2007 number	Granted number		Exercised number	Lapsed number	31 December 2007 number	31 December 2007 number
WPP	37,198,388	76,206		(3,499,794)	(2,042,924)	31,731,876	30,641,052
WWOP	10,380,987	3,589,375		(1,682,202)	(2,428,850)	9,859,310	2,872,550
Y&R	4,823,489	–		(1,740,866)	(101,094)	2,981,529	2,981,529
Tempus	273,196	–		–	(166,901)	106,295	106,295
Grey	1,376,015	–		(584,680)	–	791,335	404,478
24/7	–	1,543,880	[1]	(305,620)	(54,150)	1,184,110	291,985
	54,052,075	5,209,461		(7,813,162)	(4,793,919)	46,654,455	37,297,889

26. Authorised and issued share capital (continued)

Note

[1]	Granted as consideration for acquisition of 24/7.

Weighted-average exercise price for options over:

	Outstanding					Exercisable
	1 January 2007	Granted	Exercised	Lapsed	31 December 2007	31 December 2007
Ordinary shares (£)
WPP	5.298	6.956	3.844	5.805	5.454	5.431
WWOP	6.228	7.681	4.822	6.457	6.875	6.532
Y&R	5.658	n/a	4.321	6.845	6.389	6.389
Tempus	3.332	n/a	n/a	2.938	3.952	3.952
Grey	2.279	n/a	1.616	n/a	3.499	3.499
ADRs ($)
WPP	46.402	71.338	40.852	40.127	46.940	46.485
WWOP	54.042	75.760	48.002	62.245	62.109	46.144
Y&R	42.743	n/a	30.594	14.453	50.774	50.774
Grey	28.124	n/a	26.746	n/a	29.024	25.439
24/7	n/a	37.169	38.094	41.030	36.753	34.789

Options over ordinary shares

Outstanding			Exercisable
Range of exercise prices £	Weighted average exercise price £	Weighted average contractual life Months	Weighted average contractual life Months	Aggregate intrinsic value £m
2.260 - 10.770	5.906	84	85	12.5

Options over ADRs

Outstanding			Exercisable
Range of exercise prices $	Weighted average exercise price $	Weighted average contractual life Months	Weighted average contractual life Months	Aggregate intrinsic value $m
1.340 - 84.731	48.562	86	87	80.7

As at 31 December 2007 there was £7.7 million (2006: £12.7 million) of total unrecognised compensation cost related to share options. That cost is expected to be recognised over a weighted average period of 17 months (2006: 16 months).

Share options are satisfied out of newly issued shares.

The weighted average fair value of options granted in the year calculated using the Black-Scholes model, was as follows:

	2007		2006		2005
Fair value of UK options (shares)	188.3	p	203.5	p	209.3	p
Fair value of US options (ADRs)	$17.85		$20.15		$18.42
Weighted average assumptions:
UK Risk-free interest rate	5.26%		4.72%		4.77%
US Risk-free interest rate	4.53%		4.47%		4.06%
Expected life (months)	48		48		48
Expected volatility	25%		35%		40%
Dividend yield	1.5%		1.7%		1.4%

Options are issued at an exercise price equal to market value on the date of grant.

The weighted average share price of the Group for the year ended 31 December 2007 was £7.09 (2006: £6.58, 2005: £5.88) and the weighted average ADR price for the same period was $71.04 (2006: $60.60, 2005: $53.24).

Expected volatility is sourced from external market data and represents the historic volatility in the Group’s share price over a period equivalent to the expected option life.

Expected life is based on a review of historic exercise behaviour in the context of the contractual terms of the options, as described in more detail below.

Notes to the consolidated financial statements (continued)

26. Authorised and issued share capital (continued)

Terms of share option plans

The Worldwide Share Ownership Program is open for participation to employees with at least two years’ employment in the Group. It is not available to those participating in other share-based incentive programs or to executive directors. The vesting period for each grant is three years and there are no performance conditions other than continued employment with the Group.

The Executive Stock Option Plan has historically been open for participation to WPP Group Leaders, Partners and High Potential Group. It is not currently offered to parent company executive directors. The vesting period is three years and performance conditions include achievement of various TSR (Total Share Owner Return) and EPS (Earnings per Share) objectives, as well as continued employment. In 2005, the Group moved away from the issuance of stock options for Leaders, Partners and High Potential Group and has since largely made grants of restricted stock instead (note 22).

The Group grants stock options with a life of ten years, including the vesting period. The terms of stock options with performance conditions are such that if, after nine years and eight months, the performance conditions have not been met, then the stock option will vest automatically.

Notes to the consolidated financial statements (continued)

27. Equity Share Owner’s funds

Movements during the year were as follows:

	Ordinary share capital £m	Share premium account £m	Shares to be issued £m	Merger reserve £m	Other reserves £m	Own Shares[1] £m	Retained earnings £m	Total £m
Balance at 1 January 2006	125.3	2.1	37.2	(1,388.1)	167.3	(292.9)	5,253.6	3,904.5
Ordinary shares issued	2.1	72.9	(29.7)	18.5	–	–	9.2 [2]	73.0
Share issue/cancellation costs	–	(0.1)	–	(0.4)	–	–	(1.2)	(1.7)
Share cancellations	(3.3)	–	–	–	3.3	–	(218.8)	(218.8)
Exchange adjustments on foreign currency net investments	–	–	–	–	(367.0)	–	–	(367.0)
Net profit for the year	–	–	–	–	–	–	435.8	435.8
Dividends paid	–	–	–	–	–	–	(118.9)	(118.9)
Non-cash share-based incentive plans (including stock options)	–	–	–	–	–	–	70.9	70.9
Tax benefit of share-based payments	–	–	–	–	–	–	32.3	32.3
Net additions of own shares by ESOP Trusts	–	–	–	–	–	4.4	(43.3)	(38.9)
Actuarial gain on defined benefit pension schemes	–	–	–	–	–	–	26.0	26.0
Deferred tax credit on defined benefit pension schemes	–	–	–	–	–	–	5.3	5.3
Revaluation of other investments	–	–	–	–	9.5	–	–	9.5
Recognition of financial instruments during the year	–	–	–	–	16.8	–	(1.9)	14.9
Balance at 31 December 2006	124.1	74.9	7.5	(1,370.0)	(170.1)	(288.5)	5,449.0	3,826.9
Ordinary shares issued in respect of acquisitions	0.1	2.2	5.7	–	–	–	–	8.0
Other ordinary shares issued	0.7	29.5	(7.9)	4.2	–	–	1.7 [2]	28.2
Share issue/cancellation costs	–	(2.7)	–	(0.1)	–	–	–	(2.8)
Share cancellations	(5.7)	–	–	–	5.7	–	(402.7)	(402.7)
Exchange adjustments on foreign currency net investments	–	–	–	–	71.7	–	–	71.7
Net profit for the year	–	–	–	–	–	–	465.9	465.9
Dividends paid	–	–	–	–	–	–	(138.9)	(138.9)
Non-cash share-based incentive plans (including stock options)	–	–	–	–	–	–	62.4	62.4
Tax benefit of share-based payments	–	–	–	–	–	–	0.9	0.9
Net disposal of own shares by ESOP Trusts	–	–	–	–	–	45.9	(45.9)	–
Shares purchased into treasury	–	–	–	–	–	(12.7)	–	(12.7)
Actuarial gain on defined benefit pension schemes	–	–	–	–	–	–	27.0	27.0
Deferred tax charge on defined benefit pension schemes	–	–	–	–	–	–	(9.9)	(9.9)
Revaluation of other investments	–	–	–	–	108.1	–	–	108.1
Share purchases – close period commitments[3]	–	–	–	–	(64.8)	–	–	(64.8)
Recognition of financial instruments during the year	–	–	–	–	3.4	–	3.9	7.3
Reclassification of equity component of convertible bond redeemed during the year	–	–	–	–	(68.7)	–	68.7	–
Other movements	–	–	–	–	(0.2)	–	–	(0.2)
Balance at 31 December 2007	119.2	103.9	5.3	(1,365.9)	(114.9)	(255.3)	5,482.1	3,974.4
Notes
[1]

The Company’s holdings of own shares are stated at cost and represent shares held in treasury and purchases by the Employee Share Ownership Plan (‘ESOP’) trusts of shares in WPP Group plc for the purpose of funding certain of the Group’s share-based incentive plans.

The trustees of the ESOP purchase the Company’s ordinary shares in the open market using funds provided by the Company. The Company also has an obligation to make regular contributions to the ESOP to enable it to meet its administrative costs. The number and market value of the ordinary shares of the Company held by the ESOP at 31 December 2007 was 43,889,384 (2006: 51,134,155), and £284.0 million (2006: £353.1 million) respectively. The number and market value of ordinary shares held in treasury at 31 December 2007 was 2,000,000 (2006: nil) and £12.9 million (2006: £nil) respectively.
[2]	Represents the difference between the legal share capital and premium, recorded on the issue of new shares to satisfy option exercises, and the cash proceeds received on exercise.
[3]

During the year, the Company entered into an arrangement with its broker to conduct share buybacks on the Company’s behalf in the close period commencing on 2 January 2008 and ending on 28 February 2008, in accordance with UK listing rules. Under IAS 39, the commitment resulting from this agreement constitutes a financial liability at 31 December 2007 which must be recognised at fair value at that date. This liability is included in Trade and other payables: amounts falling due within one year and has been recognised as a movement in equity.

Notes to the consolidated financial statements (continued)

27. Equity Share Owner’s funds (continued)

Other reserves comprise the following:

	Equity reserve £m	Revaluation reserve £m	Capital redemption reserve £m	Translation reserve £m	Total other reserves £m
Balance at 1 January 2006	(16.4)	21.0	0.5	162.2	167.3
Share cancellations	–	–	3.3	–	3.3
Exchange adjustments on foreign currency net investments	–	–	–	(367.0)	(367.0)
Revaluation of other investments	–	9.5	–	–	9.5
Recognition of financial instruments during the year	16.8	–	–	–	16.8
Balance at 31 December 2006	0.4	30.5	3.8	(204.8)	(170.1)
Share cancellations	–	–	5.7	–	5.7
Exchange adjustments on foreign currency net	–	–	–	71.7	71.7
Revaluation of other investments	–	108.1	–	–	108.1
Recognition of financial instruments during the year	3.4	–	–	–	3.4
Share purchases – close period commitments	(64.8)	–	–	–	(64.8)
Reclassification of equity component of convertible bond redeemed during the year	(68.7)	–	–	–	(68.7)
Other movements	(0.2)	–	–	–	(0.2)
Balance at 31 December 2007	(129.9)	138.6	9.5	(133.1)	(114.9)

Reconciliation of movements in consolidated equity share owners’ funds for the year ended 31 December 2007:

	2007 £m	2006 £m	2005 £m
Net profit for the year	465.9	435.8	363.9
Dividends paid	(138.9)	(118.9)	(100.2)
	327.0	316.9	263.7
Non-cash share-based incentive plans (including stock options)	62.4	70.9	68.6
Tax benefit of share-based payments	0.9	32.3	12.9
Exchange adjustments on foreign currency net investments	71.7	(367.0)	266.1
Ordinary shares issued in respect of acquisitions	8.0	–	506.4
Share issue/cancellation costs	(2.8)	(1.7)	(3.6)
Other ordinary shares issued	28.2	73.0	18.3
Share cancellations	(402.7)	(218.8)	(123.3)
Shares purchased into treasury	(12.7)	–	–
Actuarial gain/(loss) on defined benefit pension schemes	27.0	26.0	(16.5)
Deferred tax (charge)/credit on defined benefit pension schemes	(9.9)	5.3	3.6
Net additions of own shares by ESOP Trusts	–	(38.9)	(29.0)
Transfer to goodwill	–	–	(5.1)
Revaluation of other investments	108.1	9.5	21.0
Shares repurchases – close period commitments	(64.8)	–	–
Recognition of financial instruments during the year	7.3	14.9	(27.6)
Other movements	(0.2)	–	–
Net additions/(reductions) to equity share owners’ funds	147.5	(77.6)	955.5
Opening equity share owners’ funds	3,826.9	3,904.5	2,949.0
Closing equity share owners’ funds	3,974.4	3,826.9	3,904.5

Notes to the consolidated financial statements (continued)

28. Acquisitions

The Group accounts for acquisitions in accordance with IFRS 3 ‘Business Combinations’. IFRS 3 requires the acquiree’s identifiable assets, liabilities and contingent liabilities (other than non-current assets or disposal groups held for sale) to be recognised at fair value at acquisition date. In assessing fair value at acquisition date, management make their best estimate of the likely outcome where the fair value of an asset or liability may be contingent on a future event. In certain instances, the underlying transaction giving rise to an estimate may not be resolved until some years after the acquisition date. IFRS 3 requires the release to profit of any acquisition reserves which subsequently become excess in the same way as any excess costs over those provided at acquisition date are charged to profit. At each period end management assess provisions and other balances established in respect of acquisitions for their continued probability of occurrence and amend the relevant value accordingly through the income statement or as an adjustment to goodwill as appropriate under IFRS 3.

The fair value adjustments for certain acquisitions included in the following tables have been determined provisionally at the balance sheet date.

Acquisition of 24/7 Real Media, Inc

On 2 July 2007 the Company finalised its acquisition of 100% of the issued share capital of 24/7 Real Media, Inc (“24/7”). The following table sets out the book values of the identifiable assets and liabilities acquired and their fair value to the Group.

	Book value at acquisition £m	Fair value adjustments[1] £m	Fair value to Group £m
Intangible assets	5.2	50.2	55.4
Property, plant and equipment	5.2	–	5.2
Interests in associates and other investments	3.3	–	3.3
Current assets	80.0	–	80.0
Total assets	93.7	50.2	143.9
Current liabilities	(31.8)	(5.0)	(36.8)
Bonds and bank loans	(7.5)	–	(7.5)
Trade and other payables due after one year	(18.4)	–	(18.4)
Deferred taxes	–	(19.3)	(19.3)
Provisions	–	(2.5)	(2.5)
Total liabilities	(57.7)	(26.8)	(84.5)
Net assets	36.0	23.4	59.4
Goodwill			270.7
Consideration			330.1
Consideration satisfied by:
Cash			316.5
Debt redemption premium			3.4
Shares to be issued			5.7
Capitalised acquisition costs			4.5

Note

[1]

Fair value adjustments comprise adjustments to bring the book value of the assets and liabilities of 24/7 to fair value, principally through the recognition of intangible assets (comprising customer relationships, proprietary tools and brands) and related deferred tax liabilities.

Net cash (outflows)/inflows in respect of 24/7 comprised:

£m
Cash consideration	(316.5)
Cash at bank and in hand acquired	34.5
Debt redemption premium	(3.4)
Acquisition costs	(4.5)
(289.9)

The post-acquisition contribution of 24/7 to the Group’s revenue and operating profit was not material.

28. Acquisitions (continued)

Other acquisitions

The Group acquired a number of other subsidiaries in the year. The following table sets out the book values of the identifiable assets and liabilities acquired and their fair value to the Group.

	Book value at acquisition £m	Fair value adjustments £m	Fair value to Group £m
Intangible assets	2.4	36.2	38.6
Property, plant and equipment	7.0	(0.4)	6.6
Current assets	124.9	(1.7)	123.2
Total assets	134.3	34.1	168.4
Current liabilities	(94.1)	(9.8)	(103.9)
Trade and other payables due after one year	(6.3)	(6.2)	(12.5)
Deferred taxes	(0.2)	(5.9)	(6.1)
Provisions	(2.0)	(1.3)	(3.3)
Total liabilities	(102.6)	(23.2)	(125.8)
Net assets	31.7	10.9	42.6
Minority interest			(6.6)
Goodwill			239.9
Consideration			275.9
Consideration satisfied by:
Cash			173.1
Shares issued			2.3
Payments due to vendors			98.5
Capitalised acquisition costs			2.0

In aggregate, acquisitions completed in 2007 (including 24/7) contributed £132.2 million to revenues, £14.7 million to operating profit and £24.7 million to headline PBIT. There were no material acquisitions completed between 31 December 2007 and the date the financial statements have been authorised for issue.

If all acquisitions had been completed on the first day of the financial year, Group revenues for the period would have been £6,442.8 million, operating profit would have been £818.4 million and Headline PBIT would have been £955.6 million.

29. Principal subsidiary undertakings

The principal subsidiary undertakings of the Group are:

Country of Incorporation
Grey Global Group, Inc	US
J. Walter Thompson Company, Inc	US
GroupM Worldwide, Inc	US
The Ogilvy Group, Inc	US
Young & Rubicam, Inc	US

All of these subsidiaries are operating companies and are 100% owned by the Group.

A more detailed listing of the operating subsidiary undertakings is given in Item 4. The Company directly or indirectly holds controlling interests in the issued share capital of these undertakings with the exception of those specifically identified.

Advantage has been taken of Section 231(5) of the Companies Act 1985 to list only those undertakings required by that provision, as an exhaustive list would involve a statement of excessive length. A full listing of the Company’s subsidiary undertakings is included in the Company’s Annual Return.

Notes to the consolidated financial statements (continued)

30. Related party transactions

From time to time the Group enters into transactions with its associate undertakings. These transactions were not material for any of the years presented.

In the year ended 31 December 2007, the Group paid costs of £0.5 million (2006: £0.3 million) in connection with an action for the misuse of private information and an action for libel, in which Sir Martin Sorrell was a claimant. These costs were authorised by the Board as an integral part of broader legal actions, some of which are ongoing, to protect the commercial interests of the Group. The total amount incurred of £0.8 million was disclosed in the 2006 Annual Report and has not increased.

31. Reconciliation of profit before interest and taxation to Headline PBIT

	2007 £m	2006 £m	2005 £m
Profit before interest and taxation	846.1	782.7	686.7
Gains on disposal of investments	(3.4)	(7.3)	(4.3)
Goodwill impairment	44.1	35.5	46.0
Goodwill write-down relating to utilisation of pre-acquisition tax losses	1.7	8.8	1.1
Amortisation and impairment of acquired intangible assets	40.3	43.3	25.3
Share of exceptional gains of associates	(0.8)	(4.0)	–
Headline PBIT	928.0	859.0	754.8

32. Subsequent Event

In May 2008 the Group issued €750 million of 6.625% bonds due in 2016.

Condensed consolidating financial information

Grey, WPP Finance (UK) and WPP Finance (USA) Corporation are issuers of certain securities registered under the Securities Act of 1933. These securities are guaranteed by WPP Group plc and WPP 2005 Limited and, in the case of WPP Finance (UK), also by Young & Rubicam Brands US Holdings. As a result, Grey, WPP Finance (UK), WPP Finance (USA) Corporation, Young & Rubicam Brands US Holdings, WPP Group plc and WPP 2005 Limited are each subject to the reporting requirements under section 15(d) of the Securities Exchange Act of 1934. Accordingly, condensed consolidating financial information containing financial information for each subsidiary issuer is presented beginning on page F-41. In October 2005, the company originally named WPP Group plc and now known as WPP 2005 Limited, completed a reorganisation of its capital and corporate structure pursuant to Section 425 of the Companies Act of 1985, resulting in the formation of WPP Group plc as the new parent company of WPP 2005 Limited.

On 19 December 2006, Young & Rubicam Brands US Holdings purchased Wunderman Worldwide, LLC (“Wunderman”), Landor, LLC (“Landor”) and Commonhealth LLC (“Commonhealth”) from a fellow subsidiary undertaking, WPP Finance (UK) and also on this date became a co-guarantor to WPP Finance (UK)’s registered security. The condensed consolidating financial information with respect to the co-guarantor, Young & Rubicam Brands US Holdings, and with respect to the issuer, WPP Finance (UK), gives effect to the purchase of Wunderman, Landor and Commonhealth as if the transaction had occurred as of 1 January 2004.

In the event that Grey or WPP Finance (USA) Corporation fails to pay the holders of the securities, thereby requiring WPP Group plc or WPP 2005 Limited to make payment pursuant to the terms of its full and unconditional guarantee of those securities, there is no impediment to WPP Group plc or WPP 2005 Limited obtaining reimbursement for any such payments from Grey or WPP Finance (USA) Corporation. Similarly, in the event that WPP Finance (UK) fails to pay the holders of the securities, thereby requiring WPP Group plc, WPP 2005 Limited or Young & Rubicam Brands US Holdings to make payment pursuant to the terms of its full and unconditional guarantee of those securities, there is no impediment to WPP Group plc, WPP 2005 Limited or Young & Rubicam Brands US Holdings obtaining reimbursement for any such payments from WPP Finance (UK).

Guarantor Structure Change

On November 19, 2008, WPP completed a reorganization of its corporate structure through a scheme of arrangement, which we refer to as the “Scheme”, pursuant to Part 26 of the Companies Act 2006 of the United Kingdom. As a result of the Scheme, WPP plc, a company incorporated under the laws of Jersey, became the new parent company of the WPP group and its subsidiaries. In the Scheme, all of the outstanding ordinary shares of WPP were cancelled, WPP issued new ordinary shares to WPP plc so that WPP is now an indirect, wholly-owned subsidiary of WPP plc, and holders of WPP ordinary shares received one WPP plc ordinary share for each WPP ordinary share cancelled under the Scheme. WPP was renamed WPP 2008 Limited.

In connection with the Scheme, subsidiaries of WPP transferred the equity interests of an entity holding substantially all of WPP’s assets outside the United Kingdom to WPP Air UK, a general partnership organized under the laws of England and Wales (“Asset Conveyance”). The two partners of WPP Air UK are WPP Air 1 Limited, a direct, wholly-owned subsidiary of WPP plc, and WPP Air 3 Limited, a direct, wholly-owned subsidiary of WPP Air 1 Limited. Both partners are newly-formed Irish limited companies.

Because the Asset Conveyance may have involved the transfer of “substantially all” of the assets of WPP and certain of the guarantors of the bonds issued by WPP Finance (UK), in accordance with the terms of an indenture of the bonds, WPP Air UK became a guarantor of the bonds pursuant to a supplemental indenture, without releasing WPP or any of the other guarantors of the bonds from their guarantee obligations. No consent of any holder of any of the bonds issued by WPP Finance (UK) was required for the Scheme or the Asset Conveyance to be effective or to enter into this supplemental indenture. Each of WPP Air 3 Limited and WPP Air 1 Limited was newly-formed in connection with the Scheme and neither has conducted any activities other than holding its partnership interest in, and serving as a general partner of, WPP Air UK.

The bonds issued by WPP Finance (UK) were originally guaranteed by WPP, WPP 2005 Limited and Young & Rubicam Brands US Holdings, and are now guaranteed by WPP, WPP 2005 Limited, Young & Rubicam Brands US Holdings and WPP Air UK. These events do not have a significant impact on the columns presented in the condensed consolidating financial information except that WPP Group plc is now called WPP 2008 Limited and is a subsidiary guarantor rather than a parent guarantor.

These events do not impact the condensed consolidating financial information with respect to Grey and WPP Finance (USA) Corporation bonds as the related debt has been repaid prior to the guarantor structure change and is no longer outstanding.

The condensed consolidating financial information with respect to the bonds issued by WPP Finance (UK) presented below gives effect to the purchase of Wunderman, Landor and Commonhealth by Young & Rubicam Brands US Holdings, an indirect wholly owned subsidiary of WPP Group plc, as if the transaction had occurred as of 1 January 2004.

Condensed consolidating income statement information

For the year ended 31 December 2007, £m

	WPP Group plc[1]	Subsidiary Guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP Group plc
Revenue	—	—	—	6,185.9	—	6,185.9
Direct costs	—	—	—	(335.5)	—	(335.5)
Gross profit	—	—	—	5,850.4	—	5,850.4
Operating costs	5.9	(58.5)	(4.6)	(4,988.5)	—	(5,045.7)
Operating profit/(loss)	5.9	(58.5)	(4.6)	861.9	—	804.7
Share of results of subsidiaries	504.3	696.6	—	—	(1,200.9)	—
Share of results of associates	—	—	—	41.4	—	41.4
Profit/(loss) before interest and taxation	510.2	638.1	(4.6)	903.3	(1,200.9)	846.1
Finance income	53.0	54.3	17.2	14.9	—	139.4
Finance costs	(97.3)	(188.1)	(20.0)	39.3	—	(266.1)
Profit/(loss) before taxation	465.9	504.3	(7.4)	957.5	(1,200.9)	719.4
Taxation	—	—	—	(204.3)	—	(204.3)
Profit/(loss) for the year	465.9	504.3	(7.4)	753.2	(1,200.9)	515.1
Attributable to:
Equity holders of the parent	465.9	504.3	(7.4)	704.0	(1,200.9)	465.9
Minority interests	—	—	—	49.2	—	49.2
Profit/(loss) for the year	465.9	504.3	(7.4)	753.2	(1,200.9)	515.1
For the year ended 31 December 2006, £m
Revenue	—	—	—	5,907.8	—	5,907.8
Direct costs	—	—	—	(296.8)	—	(296.8)
Gross profit	—	—	—	5,611.0	—	5,611.0
Operating costs	(7.8)	(60.4)	(9.9)	(4,791.3)	—	(4,869.4)
Operating profit/(loss)	(7.8)	(60.4)	(9.9)	819.7	—	741.6
Share of results of subsidiaries	443.6	615.4	—	—	(1,059.0)	—
Share of results of associates	—	—	—	41.1	—	41.1
Profit/(loss) before interest and taxation	435.8	555.0	(9.9)	860.8	(1,059.0)	782.7
Finance income	—	59.7	0.6	50.7	—	111.0
Finance costs	—	(162.9)	(24.2)	(24.6)	—	(211.7)
Profit/(loss) before taxation	435.8	451.8	(33.5)	886.9	(1,059.0)	682.0
Taxation	—	(8.2)	—	(191.2)	—	(199.4)
Profit/(loss) for the year	435.8	443.6	(33.5)	695.7	(1,059.0)	482.6
Attributable to:
Equity holders of the parent	435.8	443.6	(33.5)	648.9	(1,059.0)	435.8
Minority interests	—	—	—	46.8	—	46.8
Profit/(loss) for the year	435.8	443.6	(33.5)	695.7	(1,059.0)	482.6
For the year ended 31 December 2005, £m
Revenue	—	—	—	5,373.7	—	5,373.7
Direct costs	—	—	—	(241.0)	—	(241.0)
Gross profit	—	—	—	5,132.7	—	5,132.7
Operating costs	(3.4)	(35.6)	(4.9)	(4,436.0)	—	(4,479.9)
Operating profit/(loss)	(3.4)	(35.6)	(4.9)	696.7	—	652.8
Share of results of subsidiaries	367.3	441.3	—	—	(808.6)	—
Share of results of associates	—	—	—	33.9	—	33.9
Profit/(loss) before interest and taxation	363.9	405.7	(4.9)	730.6	(808.6)	686.7
Finance income	—	44.3	—	43.3	—	87.6
Finance costs	—	(82.7)	(20.3)	(79.3)	—	(182.3)
Profit/(loss) before taxation	363.9	367.3	(25.2)	694.6	(808.6)	592.0
Taxation	—	—	—	(194.0)	—	(194.0)
Profit/(loss) for the year	363.9	367.3	(25.2)	500.6	(808.6)	398.0
Attributable to:
Equity holders of the parent	363.9	367.3	(25.2)	466.5	(808.6)	363.9
Minority interests	—	—	—	34.1	—	34.1
Profit/(loss) for the year	363.9	367.3	(25.2)	500.6	(808.6)	398.0

Note

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.

[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Condensed consolidating cash flow statement information

For the year ended 31 December 2007, £m

	WPP Group plc[1]	Subsidiary Guarantors[2]	WPP Finance(UK)	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	345.8	278.1	(7.4)	275.6	(0.8)	891.3
Investing activities
Acquisitions and disposals	—	—	—	(674.8)	—	(674.8)
Purchases of property, plant and equipment	—	(3.5)	—	(147.6)	—	(151.1)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	(19.7)	—	(19.7)
Proceeds on disposal of property, plant and equipment	—	—	—	8.3	—	8.3
Net cash inflow/(outflow) from investing activities	—	(3.5)	—	(833.8)	—	(837.3)
Financing activities
Share option proceeds	—	34.8	—	—	—	34.8
Share repurchases and buybacks	(415.4)	—	—	—	—	(415.4)
Net increase/(decrease) in borrowings	400.0	(450.0)	0.5	548.4	—	498.9
Financing and share issue costs	(5.0)	—	—	(3.3)	—	(8.3)
Equity dividends paid	(139.7)	—	—	—	0.8	(138.9)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(38.9)	—	(38.9)
Net cash inflow/(outflow) from financing activities	(160.1)	(415.2)	0.5	506.2	0.8	(67.8)
Net increase/(decrease) in cash and cash equivalents	185.7	(140.6)	(6.9)	(52.0)	—	(13.8)
Translation differences	22.8	—	(4.0)	100.4	—	119.2
Cash and cash equivalents at beginning of year	(764.4)	(1,686.5)	332.7	3,075.1	—	956.9
Cash and cash equivalents at end of year	(555.9)	(1,827.1)	321.8	3,123.5	—	1,062.3

For the year ended 31 December 2006, £m
Net cash inflow/(outflow) from operating activities	(794.7)	(413.5)	67.5	1,802.1	—	661.4
Investing activities
Acquisitions and disposals	—	(303.8)	264.4	(176.2)	—	(215.6)
Purchases of property, plant and equipment	—	(5.1)	—	(162.7)	—	(167.8)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	(16.7)	—	(16.7)
Proceeds on disposal of property, plant and equipment	—	—	—	22.4	—	22.4
Net cash inflow/(outflow) from investing activities	—	(308.9)	264.4	(333.2)	—	(377.7)
Financing activities
Share option proceeds	—	70.9	—	—	—	70.9
Share repurchases and buybacks	(218.8)	—	—	(38.9)	—	(257.7)
Net increase/(decrease) in borrowings	403.9	(6.2)	—	(15.6)	—	382.1
Financing and share issue costs	(2.0)	—	—	(1.7)	—	(3.7)
Equity dividends paid	(118.9)	—	—	—	—	(118.9)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(28.8)	—	(28.8)
Net cash inflow/(outflow) from financing activities	64.2	64.7	—	(85.0)	—	43.9
Net increase/(decrease) in cash and cash equivalents	(730.5)	(657.7)	331.9	1,383.9	—	327.6
Translation differences	—	—	—	(50.3)	—	(50.3)
Cash and cash equivalents at beginning of year	(33.9)	(1,028.8)	0.8	1,741.5	—	679.6
Cash and cash equivalents at end of year	(764.4)	(1,686.5)	332.7	3,075.1	—	956.9

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.

[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2005, £m

	WPP Group plc[1]	Subsidiary guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	(9.3)	(139.9)	0.8	1,091.1	(105.2)	837.5
Investing activities
Acquisitions and disposals	—	(231.2)	—	(276.5)	—	(507.7)
Purchases of property, plant and equipment	—	(1.8)	—	(158.7)	—	(160.5)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(10.8)	—	(10.8)
Proceeds on disposal of property, plant and equipment	—	—	—	6.7	—	6.7
Net cash inflow/(outflow) from investing activities	—	(233.0)	—	(439.3)	—	(672.3)
Financing activities
Share option proceeds	2.1	18.2	—	—	—	20.3
Share repurchases and buybacks	(26.7)	(96.6)	—	(29.0)	—	(152.3)
Net increase/(decrease) in borrowings	—	—	—	(595.2)	—	(595.2)
Financing and share issue costs	—	(2.2)	—	—	—	(2.2)
Equity dividends paid	—	(100.2)	—	(105.2)	105.2	(100.2)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(24.0)	—	(24.0)
Net cash inflow/(outflow) from financing activities	(24.6)	(180.8)	—	(753.4)	105.2	(853.6)
Net increase/(decrease) in cash and cash equivalents	(33.9)	(553.7)	0.8	(101.6)	—	(688.4)
Translation differences	—	—	—	85.0	—	85.0
Cash and cash equivalents at beginning of year	—	(475.1)	—	1,758.1	—	1,283.0
Cash and cash equivalents at end of year	(33.9)	(1,028.8)	0.8	1,741.5	—	679.6

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.

[2]	includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Condensed consolidating balance sheet information

At 31 December 2007, £m

	WPP Group PLC[1]	Subsidiary guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	6,071.7	—	6,071.7
Other	—	—	—	1,154.6	—	1,154.6
Property, plant and equipment	—	8.8	—	440.8	—	449.6
Investment in subsidiaries	5,009.2	7,749.2	—	—	(12,758.4)	—
Interests in associates	—	—	—	540.1	—	540.1
Other investments	—	—	—	268.6	—	268.6
Deferred tax assets	—	—	—	56.0	—	56.0
Trade and other receivables	22.8	6.3	—	120.2	—	149.3
	5,032.0	7,764.3	—	8,652.0	(12,758.4)	8,689.9
Current assets
Inventory and work in progress	—	—	—	343.9	—	343.9
Corporate income tax recoverable	—	—	—	37.2	—	37.2
Trade and other receivables	1.0	42.6	4.7	6,092.5	—	6,140.8
Cash and short-term deposits	0.4	1.2	340.3	4,082.8	(2,384.5)	2,040.2
	1.4	43.8	345.0	10,556.4	(2,384.5)	8,562.1
Current Liabilities
Trade and other payables	(88.1)	(56.8)	(0.9)	(8,103.1)	—	(8,248.9)
Corporate income tax payable	—	—	—	(70.0)	—	(70.0)
Bank overdrafts and loans	(556.2)	(2,276.2)	(18.5)	(1,119.5)	2,384.5	(1,585.9)
	(644.3)	(2,333.0)	(19.4)	(9,292.6)	2,384.5	(9,904.8)
Net current assets (liabilities)	(642.9)	(2,289.2)	325.6	1,263.8	—	(1,342.7)
Total assets less current liabilities	4,389.1	5,475.1	325.6	9,915.8	(12,758.4)	7,347.2
Non-current liabilities
Bonds and bank loans	(825.8)	—	(328.7)	(585.5)	—	(1,740.0)
Trade and other payables	(13.7)	(64.8)	—	(381.9)	—	(460.4)
Corporate income tax liability	—	—	—	(336.2)	—	(336.2)
Deferred tax liabilities	—	—	—	(464.0)	—	(464.0)
Provisions for post-employment benefits	—	—	—	(135.0)	—	(135.0)
Provisions for liabilities and charges	—	—	—	(116.8)	—	(116.8)
	(839.5)	(64.8)	(328.7)	(2,019.4)	—	(3,252.4)
Net intercompany receivable/(payable)	424.8	(401.1)	(0.5)	(23.2)	—	—
Net assets	3,974.4	5,009.2	(3.6)	7,873.2	(12,758.4)	4,094.8
Attributable to:
Minority interests	—	—	—	120.4	—	120.4
Equity share owners’ funds	3,974.4	5,009.2	(3.6)	7,752.8	(12,758.4)	3,974.4
Total equity	3,974.4	5,009.2	(3.6)	7,873.2	(12,758.4)	4,094.8

Note

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.
[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Condensed consolidating balance sheet information (continued)

At 31 December 2006, £m

	WPP Group PLC[1]	Subsidiary guarantors[2]	WPP Finance (UK)	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	5,434.5	—	5,434.5
Other	—	—	—	1,115.4	—	1,115.4
Property, plant and equipment	—	7.6	—	407.7	—	415.3
Investment in subsidiaries	4,203.0	6,784.8	—	—	(10,987.8)	—
Interests in associates	—	—	—	411.4	—	411.4
Other investments	—	—	—	136.5	—	136.5
Deferred tax assets	—	—	—	108.9	—	108.9
Trade and other receivables	—	24.8	—	85.5	—	110.3
	4,203.0	6,817.2	—	7,699.9	(10,987.8)	7,732.3
Current assets
Inventory and work in progress	—	—	—	341.5	—	341.5
Corporate income tax recoverable	—	—	—	26.5	—	26.5
Trade and other receivables	1.3	45.2	4.5	4,880.9	—	4,931.9
Cash and short-term deposits	—	2.0	332.7	3,495.7	(2,166.7)	1,663.7
	1.3	47.2	337.2	8,744.6	(2,166.7)	6,963.6
Current Liabilities
Trade and other payables	(6.7)	(56.6)	(0.9)	(6,719.6)	—	(6,783.8)
Corporate income tax payable	—	—	—	(39.6)	—	(39.6)
Bank overdrafts and loans	(764.4)	(2,166.7)	—	(496.2)	2,166.7	(1,260.6)
	(771.1)	(2,223.3)	(0.9)	(7,255.4)	2,166.7	(8,084.0)
Net current assets (liabilities)	(769.8)	(2,176.1)	336.3	1,489.2	—	(1,120.4)
Total assets less current liabilities	3,433.2	4,641.1	336.3	9,189.1	(10,987.8)	6,611.9
Non-current liabilities
Bonds and bank loans	(402.3)	(447.9)	(325.4)	(42.1)	—	(1,217.7)
Trade and other payables	—	(12.2)	—	(319.7)	—	(331.9)
Corporate income tax liability	—	—	—	(383.7)	—	(383.7)
Deferred tax liabilities	—	(1.4)	—	(466.4)	—	(467.8)
Provisions for post-employment benefits	—	—	—	(187.6)	—	(187.6)
Provisions for liabilities and charges	—	—	—	(104.8)	—	(104.8)
	(402.3)	(461.5)	(325.4)	(1,504.3)	—	(2,693.5)
Net intercompany receivable/(payable)	796.0	23.4	—	(819.4)	—	—
Net assets	3,826.9	4,203.0	10.9	6,865.4	(10,987.8)	3,918.4
Attributable to:
Minority interests	—	—	—	91.5	—	91.5
Equity share owners’ funds	3,826.9	4,203.0	10.9	6,773.9	(10,987.8)	3,826.9
Total equity	3,826.9	4,203.0	10.9	6,865.4	(10,987.8)	3,918.4

[1]	Now known as WPP 2008 Limited and a subsidiary guarantor.

[2]	Includes WPP 2005 Limited and Young & Rubicam Brands US Holdings.

The condensed consolidating financial information with respect to subsidiary issuer Grey is presented below. On 7 March 2005, the Company completed its acquisition of Grey Global Group Inc. Accordingly, the results of Grey from that date are included in the condensed consolidating financial information below.

Condensed consolidating income statement information

For the year ended 31 December 2007, £m

	WPP Group plc	WPP 2005 Ltd	Grey Global Group Inc	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP Group plc
Revenue	—	—	78.8	6,107.1	—	6,185.9
Direct costs	—	—	—	(335.5)	—	(335.5)
Gross profit	—	—	78.8	5,771.6	—	5,850.4
Operating costs	5.9	(58.5)	(80.0)	(4,913.1)	—	(5,045.7)
Operating profit/(loss)	5.9	(58.5)	(1.2)	858.5	—	804.7
Share of results of subsidiaries	504.3	696.6	90.0	—	(1,290.9)	—
Share of results of associates	—	—	0.2	41.2	—	41.4
Profit/(loss) before interest and taxation	510.2	638.1	89.0	899.7	(1,290.9)	846.1
Finance income	53.0	54.3	10.6	21.5	—	139.4
Finance costs	(97.3)	(188.1)	(39.2)	58.5	—	(266.1)
Profit/(loss) before taxation	465.9	504.3	60.4	979.7	(1,290.9)	719.4
Taxation	—	—	(4.5)	(199.8)	—	(204.3)
Profit/(loss) for the year	465.9	504.3	55.9	779.9	(1,290.9)	515.1
Attributable to:
Equity holders of the parent	465.9	504.3	55.9	730.7	(1,290.9)	465.9
Minority interests	—	—	—	49.2	—	49.2
Profit/(loss) for the year	465.9	504.3	55.9	779.9	(1,290.9)	515.1
For the year ended 31 December 2006, £m
Revenue	—	—	85.4	5,822.4	—	5,907.8
Direct costs	—	—	—	(296.8)	—	(296.8)
Gross profit	—	—	85.4	5,525.6	—	5,611.0
Operating costs	(7.8)	(60.4)	(57.9)	(4,743.3)	—	(4,869.4)
Operating profit/(loss)	(7.8)	(60.4)	27.5	782.3	—	741.6
Share of results of subsidiaries	443.6	615.4	45.7	—	(1,104.7)	—
Share of results of associates	—	—	0.2	40.9	—	41.1
Profit/(loss) before interest and taxation	435.8	555.0	73.4	823.2	(1,104.7)	782.7
Finance income	—	59.7	4.3	47.0	—	111.0
Finance costs	—	(162.9)	(40.5)	(8.3)	—	(211.7)
Profit/(loss) before taxation	435.8	451.8	37.2	861.9	(1,104.7)	682.0
Taxation	—	(8.2)	(5.8)	(185.4)	—	(199.4)
Profit/(loss) for the year	435.8	443.6	31.4	676.5	(1,104.7)	482.6
Attributable to:
Equity holders of the parent	435.8	443.6	31.4	629.7	(1,104.7)	435.8
Minority interests	—	—	—	46.8	—	46.8
Profit/(loss) for the year	435.8	443.6	31.4	676.5	(1,104.7)	482.6
For the year ended 31 December 2005, £m
Revenue	—	—	79.9	5,293.8	—	5,373.7
Direct costs	—	—	—	(241.0)	—	(241.0)
Gross profit	—	—	79.9	5,052.8	—	5,132.7
Operating costs	(3.4)	(35.6)	(76.3)	(4,364.6)	—	(4,479.9)
Operating profit/(loss)	(3.4)	(35.6)	3.6	688.2	—	652.8
Share of results of subsidiaries	367.3	441.3	60.2	—	(868.8)	—
Share of results of associates	—	—	—	33.9	—	33.9
Profit/(loss) before interest and taxation	363.9	405.7	63.8	722.1	(868.8)	686.7
Finance income	—	44.3	5.5	37.8	—	87.6
Finance costs	—	(82.7)	(37.1)	(62.5)	—	(182.3)
Profit/(loss) before taxation	363.9	367.3	32.2	697.4	(868.8)	592.0
Taxation	—	—	(7.5)	(186.5)	—	(194.0)
Profit/(loss) for the year	363.9	367.3	24.7	510.9	(868.8)	398.0
Attributable to:
Equity holders of the parent	363.9	367.3	24.7	476.8	(868.8)	363.9
Minority interests	—	—	—	34.1	—	34.1
Profit/(loss) for the year	363.9	367.3	24.7	510.9	(868.8)	398.0

Condensed consolidating cash flow statement information

For the year ended 31 December 2007, £m

	WPP Group plc	WPP 2005 Ltd	Grey Global Group, Inc	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	345.8	278.1	(68.4)	336.6	(0.8)	891.3
Investing activities
Acquisitions and disposals	—	—	—	(674.8)	—	(674.8)
Purchases of property, plant and equipment	—	(3.5)	(0.7)	(146.9)	—	(151.1)
Purchases of other intangible assets (including capitalised computer software)	—	—	(0.3)	(19.4)	—	(19.7)
Proceeds on disposal of property, plant and equipment	—	—	0.4	7.9	—	8.3
Net cash inflow/(outflow) from investing activities	—	(3.5)	(0.6)	(833.2)	—	(837.3)
Financing activities
Share option proceeds	—	34.8	—	—	—	34.8
Share repurchases and buybacks	(415.4)	—	—	—	—	(415.4)
Net increase/(decrease) in borrowings	400.0	(450.0)	—	548.9	—	498.9
Financing and share issue costs	(5.0)	—	—	(3.3)	—	(8.3)
Equity dividends paid	(139.7)	—	—	—	0.8	(138.9)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(38.9)	—	(38.9)
Net cash inflow/(outflow) from financing activities	(160.1)	(415.2)	—	506.7	0.8	(67.8)
Net increase/(decrease) in cash and cash equivalents	185.7	(140.6)	(69.0)	10.1	—	(13.8)
Translation differences	22.8	—	1.0	95.4	—	119.2
Cash and cash equivalents at beginning of year	(764.4)	(1,686.5)	(80.0)	3,487.8	—	956.9
Cash and cash equivalents at end of year	(555.9)	(1,827.1)	(148.0)	3,593.3	—	1,062.3

For the year ended 31 December 2006, £m
Net cash inflow/(outflow) from operating activities	(794.7)	(677.9)	(59.4)	2,193.4	—	661.4
Investing activities
Acquisitions and disposals	—	(39.4)	—	(176.2)	—	(215.6)
Purchases of property, plant and equipment	—	(5.1)	(1.7)	(161.0)		(167.8)
Purchases of other intangible assets (including capitalised computer software)	—	—	(0.7)	(16.0)	—	(16.7)
Proceeds on disposal of property, plant and equipment	—	—	0.1	22.3	—	22.4
Net cash inflow/(outflow) from investing activities	—	(44.5)	(2.3)	(330.9)	—	(377.7)
Financing activities
Share option proceeds	—	70.9	—	—	—	70.9
Share repurchases and buybacks	(218.8)	—	—	(38.9)	—	(257.7)
Net increase/(decrease) in borrowings	403.9	(6.2)	—	(15.6)	—	382.1
Financing and share issue costs	(2.0)	—	—	(1.7)	—	(3.7)
Equity dividends paid	(118.9)	—	—	—	—	(118.9)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(28.8)	—	(28.8)
Net cash inflow/(outflow) from financing activities	64.2	64.7	—	(85.0)	—	43.9
Net increase/(decrease) in cash and cash equivalents	(730.5)	(657.7)	(61.7)	1,777.5	—	327.6
Translation differences	—	—	2.5	(52.8)	—	(50.3)
Cash and cash equivalents at beginning of year	(33.9)	(1,028.8)	(20.8)	1,763.1	—	679.6
Cash and cash equivalents at end of year	(764.4)	(1,686.5)	(80.0)	3,487.8	—	956.9

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2005, £m

	WPP Group plc	WPP 2005 Ltd	Grey Global Group, Inc	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	(9.3)	(139.9)	(62.6)	1,154.5	(105.2)	837.5
Investing activities
Acquisitions and disposals	—	(231.2)	99.0	(375.5)	—	(507.7)
Purchases of property, plant and equipment	—	(1.8)	(3.7)	(155.0)	—	(160.5)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(10.8)	—	(10.8)
Proceeds on disposal of property, plant and equipment	—	—	—	6.7	—	6.7
Net cash inflow/(outflow) from investing activities	—	(233.0)	95.3	(534.6)	—	(672.3)
Financing activities
Share option proceeds	2.1	18.2	—	—	—	20.3
Share repurchases and buybacks	(26.7)	(96.6)	—	(29.0)	—	(152.3)
Net increase/(decrease) in borrowings	—	—	(65.3)	(529.9)	—	(595.2)
Financing and share issue costs	—	(2.2)	—	—	—	(2.2)
Equity dividends paid	—	(100.2)	—	(105.2)	105.2	(100.2)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(24.0)	—	(24.0)
Net cash inflow/(outflow) from financing activities	(24.6)	(180.8)	(65.3)	(688.1)	105.2	(853.6)
Net increase/(decrease) in cash and cash equivalents	(33.9)	(553.7)	(32.6)	(68.2)	—	(688.4)
Translation differences	—	—	11.8	73.2	—	85.0
Cash and cash equivalents at beginning of year	—	(475.1)	—	1,758.1	—	1,283.0
Cash and cash equivalents at end of year	(33.9)	(1,028.8)	(20.8)	1,763.1	—	679.6

Condensed consolidating balance sheet information

At 31 December 2007, £m

	WPP Group PLC	WPP 2005 Ltd	Grey Global Group, Inc.	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	11.1	6,060.6	—	6,071.7
Other	—	—	85.7	1,068.9	—	1,154.6
Property, plant and equipment	—	8.8	8.5	432.3	—	449.6
Investment in subsidiaries	5,009.2	7,749.2	1,158.1	—	(13,916.5)	—
Interests in associates	—	—	5.7	534.4	—	540.1
Other investments	—	—	—	268.6	—	268.6
Deferred tax assets	—	—	0.7	55.3	—	56.0
Trade and other receivables	22.8	6.3	—	120.2	—	149.3
	5,032.0	7,764.3	1,269.8	8,540.3	(13,916.5)	8,689.9
Current assets
Inventory and work in progress	—	—	2.1	341.8	—	343.9
Corporate income tax recoverable	—	—	—	37.2	—	37.2
Trade and other receivables	1.0	42.6	78.1	6,019.1	—	6,140.8
Cash and short-term deposits	0.4	1.2	151.8	4,271.3	(2,384.5)	2,040.2
	1.4	43.8	232.0	10,669.4	(2,384.5)	8,562.1
Current Liabilities
Trade and other payables	(88.1)	(56.8)	(58.0)	(8,046.0)	—	(8,248.9)
Corporate income tax payable	—	—	1.2	(71.2)	—	(70.0)
Bank overdrafts and loans	(556.2)	(2,276.2)	(3.7)	(1,134.3)	2,384.5	(1,585.9)
	(644.3)	(2,333.0)	(60.5)	(9,251.5)	2,384.5	(9,904.8)
Net current assets (liabilities)	(642.9)	(2,289.2)	171.5	1,417.9	—	(1,342.7)
Total assets less current liabilities	4,389.1	5,475.1	1,441.3	9,958.2	(13,916.5)	7,347.2
Non-current liabilities
Bonds and bank loans	(825.8)	—	(82.0)	(832.2)	—	(1,740.0)
Trade and other payables	(13.7)	(64.8)	(9.4)	(372.5)	—	(460.4)
Corporate income tax liability	—	—	—	(336.2)	—	(336.2)
Deferred tax liabilities	—	—	—	(464.0)	—	(464.0)
Provisions for post-employment benefits	—	—	(2.0)	(133.0)	—	(135.0)
Provisions for liabilities and charges	—	—	(0.6)	(116.2)	—	(116.8)
	(839.5)	(64.8)	(94.0)	(2,254.1)	—	(3,252.4)
Net intercompany receivable/(payable)	424.8	(401.1)	(580.8)	557.1	—	—
Net assets	3,974.4	5,009.2	766.5	8,261.2	(13,916.5)	4,094.8
Attributable to:
Minority interests	—	—	—	120.4	—	120.4
Equity share owners’ funds	3,974.4	5,009.2	766.5	8,140.8	(13,916.5)	3,974.4
Total equity	3,974.4	5,009.2	766.5	8,261.2	(13,916.5)	4,094.8

Condensed consolidating balance sheet information (continued)

At 31 December 2006, £m

	WPP Group PLC	WPP 2005 Ltd	Grey Global Group, Inc.	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	10.6	5,423.9	—	5,434.5
Other	—	—	101.2	1,014.2	—	1,115.4
Property, plant and equipment	—	7.6	10.2	397.5	—	415.3
Investment in subsidiaries	4,203.0	6,784.8	1,266.5	—	(12,254.3)	—
Interests in associates	—	—	7.4	404.0	—	411.4
Other investments	—	—	—	136.5	—	136.5
Deferred tax assets	—	—	—	108.9	—	108.9
Trade and other receivables	—	24.8	—	85.5	—	110.3
	4,203.0	6,817.2	1,395.9	7,570.5	(12,254.3)	7,732.3
Current assets
Inventory and work in progress	—	—	5.0	336.5	—	341.5
Corporate income tax recoverable	—	—	—	26.5	—	26.5
Trade and other receivables	1.3	45.2	114.3	4,771.1	—	4,931.9
Cash and short-term deposits	—	2.0	43.0	3,785.4	(2,166.7)	1,663.7
	1.3	47.2	162.3	8,919.5	(2,166.7)	6,963.6
Current Liabilities
Trade and other payables	(6.7)	(56.6)	(98.8)	(6,621.7)	—	(6,783.8)
Corporate income tax payable	—	—	(19.4)	(20.2)	—	(39.6)
Bank overdrafts and loans	(764.4)	(2,166.7)	(123.0)	(373.2)	2,166.7	(1,260.6)
	(771.1)	(2,223.3)	(241.2)	(7,015.1)	2,166.7	(8,084.0)
Net current assets (liabilities)	(769.8)	(2,176.1)	(78.9)	1,904.4	—	(1,120.4)
Total assets less current liabilities	3,433.2	4,641.1	1,317.0	9,474.9	(12,254.3)	6,611.9
Non-current liabilities
Bonds and bank loans	(402.3)	(447.9)	(82.9)	(284.6)	—	(1,217.7)
Trade and other payables	—	(12.2)	(20.0)	(299.7)	—	(331.9)
Corporate income tax liability	—	—	—	(383.7)	—	(383.7)
Deferred tax liabilities	—	(1.4)	(40.2)	(426.2)	—	(467.8)
Provisions for post-employment benefits	—	—	—	(187.6)	—	(187.6)
Provisions for liabilities and charges	—	—	(2.1)	(102.7)	—	(104.8)
	(402.3)	(461.5)	(145.2)	(1,684.5)	—	(2,693.5)
Net intercompany receivable/(payable)	796.0	23.4	(377.4)	(442.0)	—	—
Net assets	3,826.9	4,203.0	794.4	7,348.4	(12,254.3)	3,918.4
Attributable to:
Minority interests	—	—	—	91.5	—	91.5
Equity share owners’ funds	3,826.9	4,203.0	794.4	7,256.9	(12,254.3)	3,826.9
Total equity	3,826.9	4,203.0	794.4	7,348.4	(12,254.3)	3,918.4

The condensed consolidating financial information with respect to subsidiary issuer WPP Finance (USA) Corporation is presented below:

Condensed consolidating income statement information

For the year ended 31 December 2007, £m

	WPP Group plc	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Revenue	—	—	—	6,185.9	—	6,185.9
Direct costs	—	—	—	(335.5)	—	(335.5)
Gross profit	—	—	—	5,850.4	—	5,850.4
Operating costs	5.9	(58.5)	(0.9)	(4,992.2)	—	(5,045.7)
Operating profit/(loss)	5.9	(58.5)	(0.9)	858.2	—	804.7
Share of results of subsidiaries	504.3	696.6	—	—	(1,200.9)	—
Share of results of associates	—	—	—	41.4	—	41.4
Profit/(loss) before interest and taxation	510.2	638.1	(0.9)	899.6	(1,200.9)	846.1
Finance income	53.0	54.3	3.4	28.7	—	139.4
Finance costs	(97.3)	(188.1)	(3.5)	22.8	—	(266.1)
Profit/(loss) before taxation	465.9	504.3	(1.0)	951.1	(1,200.9)	719.4
Taxation	—	—	—	(204.3)	—	(204.3)
Profit/(loss) for the year	465.9	504.3	(1.0)	746.8	(1,200.9)	515.1
Attributable to:
Equity holders of the parent	465.9	504.3	(1.0)	697.6	(1,200.9)	465.9
Minority interests	—	—	—	49.2	—	49.2
Profit/(loss) for the year	465.9	504.3	(1.0)	746.8	(1,200.9)	515.1
For the year ended 31 December 2006, £m
Revenue	—	—	—	5,907.8	—	5,907.8
Direct costs	—	—	—	(296.8)	—	(296.8)
Gross profit	—	—	—	5,611.0	—	5,611.0
Operating costs	(7.8)	(60.4)	(1.2)	(4,800.0)	—	(4,869.4)
Operating profit/(loss)	(7.8)	(60.4)	(1.2)	811.0	—	741.6
Share of results of subsidiaries	443.6	615.4	—	—	(1,059.0)	—
Share of results of associates	—	—	—	41.1	—	41.1
Profit/(loss) before interest and taxation	435.8	555.0	(1.2)	852.1	(1,059.0)	782.7
Finance income	—	59.7	3.7	47.6	—	111.0
Finance costs	—	(162.9)	(3.7)	(45.1)	—	(211.7)
Profit/(loss) before taxation	435.8	451.8	(1.2)	854.6	(1,059.0)	682.0
Taxation	—	(8.2)	—	(191.2)	—	(199.4)
Profit/(loss) for the year	435.8	443.6	(1.2)	663.4	(1,059.0)	482.6
Attributable to:
Equity holders of the parent	435.8	443.6	(1.2)	616.6	(1,059.0)	435.8
Minority interests	—	—	—	46.8	—	46.8
Profit/(loss) for the year	435.8	443.6	(1.2)	663.4	(1,059.0)	482.6
For the year ended 31 December 2005, £m
Revenue	—	—	—	5,373.7	—	5,373.7
Direct costs	—	—	—	(241.0)	—	(241.0)
Gross profit	—	—	—	5,132.7	—	5,132.7
Operating costs	(3.4)	(35.6)	—	(4,440.9)	—	(4,479.9)
Operating profit/(loss)	(3.4)	(35.6)	—	691.8	—	652.8
Share of results of subsidiaries	367.3	441.3	—	—	(808.6)	—
Share of results of associates	—	—	—	33.9	—	33.9
Profit/(loss) before interest and taxation	363.9	405.7	—	725.7	(808.6)	686.7
Finance income	—	44.3	7.6	35.7	—	87.6
Finance costs	—	(82.7)	(7.8)	(91.8)	—	(182.3)
Profit/(loss) before taxation	363.9	367.3	(0.2)	669.6	(808.6)	592.0
Taxation	—	—	—	(194.0)	—	(194.0)
Profit/(loss) for the year	363.9	367.3	(0.2)	475.6	(808.6)	398.0
Attributable to:
Equity holders of the parent	363.9	367.3	(0.2)	441.5	(808.6)	363.9
Minority interests	—	—	—	34.1	—	34.1
Profit/(loss) for the year	363.9	367.3	(0.2)	475.6	(808.6)	398.0

Condensed consolidating cash flow statement information

For the year ended 31 December 2007, £m

	WPP Group plc	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	345.8	278.1	—	268.2	(0.8)	891.3
Investing activities
Acquisitions and disposals	—	—	—	(674.8)	—	(674.8)
Purchases of property, plant and equipment	—	(3.5)	—	(147.6)	—	(151.1)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	(19.7)	—	(19.7)
Proceeds on disposal of property, plant and equipment	—	—	—	8.3	—	8.3
Net cash inflow/(outflow) from investing activities	—	(3.5)	—	(833.8)	—	(837.3)
Financing activities
Share option proceeds	—	34.8	—	—	—	34.8
Share repurchases and buybacks	(415.4)	—	—	—	—	(415.4)
Net increase/(decrease) in borrowings	400.0	(450.0)	—	548.9	—	498.9
Financing and share issue costs	(5.0)	—	—	(3.3)	—	(8.3)
Equity dividends paid	(139.7)	—	—	—	0.8	(138.9)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(38.9)	—	(38.9)
Net cash inflow/(outflow) from financing activities	(160.1)	(415.2)	—	506.7	0.8	(67.8)
Net increase/(decrease) in cash and cash equivalents	185.7	(140.6)	—	(58.9)	—	(13.8)
Translation differences	22.8	—	—	96.4	—	119.2
Cash and cash equivalents at beginning of year	(764.4)	(1,686.5)	—	3,407.8	—	956.9
Cash and cash equivalents at end of year	(555.9)	(1,827.1)	—	3,445.3	—	1,062.3

For the year ended 31 December 2006, £m
Net cash inflow/(outflow) from operating activities	(794.7)	(677.9)	—	2,134.0	—	661.4
Investing activities
Acquisitions and disposals	—	(39.4)	—	(176.2)	—	(215.6)
Purchases of property, plant and equipment	—	(5.1)		(162.7)		(167.8)
Purchases of other intangible assets (including capitalised computer software)	—	—	—	(16.7)	—	(16.7)
Proceeds on disposal of property, plant and equipment	—	—	—	22.4	—	22.4
Net cash inflow/(outflow) from investing activities	—	(44.5)	—	(333.2)	—	(377.7)
Financing activities
Share option proceeds	—	70.9	—	—	—	70.9
Share repurchases and buybacks	(218.8)	—	—	(38.9)	—	(257.7)
Net increase/(decrease) in borrowings	403.9	(6.2)	—	(15.6)	—	382.1
Financing and share issue costs	(2.0)	—	—	(1.7)	—	(3.7)
Equity dividends paid	(118.9)	—	—	—	—	(118.9)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(28.8)	—	(28.8)
Net cash inflow/(outflow) from financing activities	64.2	64.7	—	(85.0)	—	43.9
Net increase/(decrease) in cash and cash equivalents	(730.5)	(657.7)	—	1,715.8	—	327.6
Translation differences	—	—	—	(50.3)	—	(50.3)
Cash and cash equivalents at beginning of year	(33.9)	(1,028.8)	—	1,742.3	—	679.6
Cash and cash equivalents at end of year	(764.4)	(1,686.5)	—	3,407.8	—	956.9

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2005, £m

	WPP Group plc	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP Group plc
Net cash inflow/(outflow) from operating activities	(9.3)	(139.9)	114.1	977.8	(105.2)	837.5
Investing activities
Acquisitions and disposals	—	(231.2)	—	(276.5)	—	(507.7)
Purchases of property, plant and equipment	—	(1.8)	—	(158.7)	—	(160.5)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	(10.8)	—	(10.8)
Proceeds on disposal of property, plant and equipment	—	—	—	6.7	—	6.7
Net cash inflow/(outflow) from investing activities	—	(233.0)	—	(439.3)	—	(672.3)
Financing activities
Share option proceeds	2.1	18.2	—	—	—	20.3
Share repurchases and buybacks	(26.7)	(96.6)	—	(29.0)	—	(152.3)
Net increase/(decrease) in borrowings	—	—	(114.1)	(481.1)	—	(595.2)
Financing and share issue costs	—	(2.2)	—	—	—	(2.2)
Equity dividends paid	—	(100.2)	—	(105.2)	105.2	(100.2)
Dividends paid to minority shareholders in subsidiary undertakings	—	—	—	(24.0)	—	(24.0)
Net cash inflow/(outflow) from financing activities	(24.6)	(180.8)	(114.1)	(639.3)	105.2	(853.6)
Net increase/(decrease) in cash and cash equivalents	(33.9)	(553.7)	—	(100.8)	—	(688.4)
Translation differences	—	—	—	85.0	—	85.0
Cash and cash equivalents at beginning of year	—	(475.1)	—	1,758.1	—	1,283.0
Cash and cash equivalents at end of year	(33.9)	(1,028.8)	—	1,742.3	—	679.6

Condensed consolidating balance sheet information

At 31 December 2007, £m

	WPP Group PLC	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	6,071.7	—	6,071.7
Other	—	—	—	1,154.6	—	1,154.6
Property, plant and equipment	—	8.8	—	440.8	—	449.6
Investment in subsidiaries	5,009.2	7,749.2	—	—	(12,758.4)	—
Interests in associates	—	—	—	540.1	—	540.1
Other investments	—	—	—	268.6	—	268.6
Deferred tax assets	—	—	—	56.0	—	56.0
Trade and other receivables	22.8	6.3	—	120.2	—	149.3
	5,032.0	7,764.3	—	8,652.0	(12,758.4)	8,689.9
Current assets
Inventory and work in progress	—	—	—	343.9	—	343.9
Corporate income tax recoverable	—	—	—	37.2	—	37.2
Trade and other receivables	1.0	42.6	—	6,097.2	—	6,140.8
Cash and short-term deposits	0.4	1.2	—	4,423.1	(2,384.5)	2,040.2
	1.4	43.8	—	10,901.4	(2,384.5)	8,562.1
Current Liabilities
Trade and other payables	(88.1)	(56.8)	(2.0)	(8,102.0)	—	(8,248.9)
Corporate income tax payable	—	—	—	(70.0)	—	(70.0)
Bank overdrafts and loans	(556.2)	(2,276.2)	—	(1,138.0)	2,384.5	(1,585.9)
	(644.3)	(2,333.0)	(2.0)	(9,310.0)	2,384.5	(9,904.8)
Net current assets (liabilities)	(642.9)	(2,289.2)	(2.0)	1,591.4	—	(1,342.7)
Total assets less current liabilities	4,389.1	5,475.1	(2.0)	10,243.4	(12,758.4)	7,347.2
Non-current liabilities
Bonds and bank loans	(825.8)	—	(50.4)	(863.8)	—	(1,740.0)
Trade and other payables	(13.7)	(64.8)	—	(381.9)	—	(460.4)
Corporate income tax liability	—	—	—	(336.2)	—	(336.2)
Deferred tax liabilities	—	—	—	(464.0)	—	(464.0)
Provisions for post-employment benefits	—	—	—	(135.0)	—	(135.0)
Provisions for liabilities and charges	—	—	—	(116.8)	—	(116.8)
	(839.5)	(64.8)	(50.4)	(2,297.7)	—	(3,252.4)
Net intercompany receivable/(payable)	424.8	(401.1)	63.4	(87.1)	—	—
Net assets	3,974.4	5,009.2	11.0	7,858.6	(12,758.4)	4,094.8
Attributable to:
Minority interests	—	—	—	120.4	—	120.4
Equity share owners’ funds	3,974.4	5,009.2	11.0	7,738.2	(12,758.4)	3,974.4
Total equity	3,974.4	5,009.2	11.0	7,858.6	(12,758.4)	4,094.8

Condensed consolidating balance sheet information (continued)

At 31 December 2006, £m

	WPP Group PLC	WPP 2005 Ltd	WPP Finance (USA) Corporation	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP Group plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	5,434.5	—	5,434.5
Other	—	—	—	1,115.4	—	1,115.4
Property, plant and equipment	—	7.6	—	407.7	—	415.3
Investment in subsidiaries	4,203.0	6,784.8	—	—	(10,987.8)	—
Interests in associates	—	—	—	411.4	—	411.4
Other investments	—	—	—	136.5	—	136.5
Deferred tax assets	—	—	—	108.9	—	108.9
Trade and other receivables	—	24.8	—	85.5	—	110.3
	4,203.0	6,817.2	—	7,699.9	(10,987.8)	7,732.3
Current assets
Inventory and work in progress	—	—	—	341.5	—	341.5
Corporate income tax recoverable	—	—	—	26.5	—	26.5
Trade and other receivables	1.3	45.2	—	4,885.4	—	4,931.9
Cash and short-term deposits	—	2.0	—	3,828.4	(2,166.7)	1,663.7
	1.3	47.2	—	9,081.8	(2,166.7)	6,963.6
Current Liabilities
Trade and other payables	(6.7)	(56.6)	(2.0)	(6,718.5)	—	(6,783.8)
Corporate income tax payable	—	—	—	(39.6)	—	(39.6)
Bank overdrafts and loans	(764.4)	(2,166.7)	—	(496.2)	2,166.7	(1,260.6)
	(771.1)	(2,223.3)	(2.0)	(7,254.3)	2,166.7	(8,084.0)
Net current assets (liabilities)	(769.8)	(2,176.1)	(2.0)	1,827.5	—	(1,120.4)
Total assets less current liabilities	3,433.2	4,641.1	(2.0)	9,527.4	(10,987.8)	6,611.9
Non-current liabilities
Bonds and bank loans	(402.3)	(447.9)	(51.0)	(316.5)	—	(1,217.7)
Trade and other payables	—	(12.2)	—	(319.7)	—	(331.9)
Corporate income tax liability	—	—	—	(383.7)	—	(383.7)
Deferred tax liabilities	—	(1.4)	—	(466.4)	—	(467.8)
Provisions for post-employment benefits	—	—	—	(187.6)	—	(187.6)
Provisions for liabilities and charges	—	—	—	(104.8)	—	(104.8)
	(402.3)	(461.5)	(51.0)	(1,778.7)	—	(2,693.5)
Net intercompany receivable/(payable)	796.0	23.4	65.1	(884.5)	—	—
Net assets	3,826.9	4,203.0	12.1	6,864.2	(10,987.8)	3,918.4
Attributable to:
Minority interests	—	—	—	91.5	—	91.5
Equity share owners’ funds	3,826.9	4,203.0	12.1	6,772.7	(10,987.8)	3,826.9
Total equity	3,826.9	4,203.0	12.1	6,864.2	(10,987.8)	3,918.4